SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Tacoma, Washington
March 28, 2013

Dear Shareholders:

It is a pleasure to invite you to your Company’s 2013 annual meeting of shareholders, to be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 15, 2013, at 10:00 a.m. (Pacific Daylight Time).

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders electronically, TrueBlue has decided to deliver our proxy materials to most shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering costs to the Company. On or about March 28, 2013, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2013 proxy statement and 2012 annual report to shareholders. The Notice also provides instructions on how to vote online, by telephone, or by requesting and returning a proxy card, and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward to seeing our shareholders at the meeting. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please vote over the internet, by telephone, or by requesting and mailing a proxy card as soon as possible in order to ensure that your vote is counted. If you are a shareholder of record and attend the meeting you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr.
Chairman of the Board

TRUEBLUE, INC.
1015 A Street
Tacoma, Washington 98402
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 15, 2013

The annual meeting of the shareholders of TrueBlue, Inc., a Washington corporation (the “Company”), will be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 15, 2013, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	to elect the directors named in the accompanying proxy statement to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2.	to approve, by non-binding vote, executive compensation;

3.	to approve amendments to the Company's Amended and Restated 2005 Long-Term Equity Incentive Plan to, among other things, increase the number of shares reserved for issuance under the Plan by 1,950,000 shares; and

4.	to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2013.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2013: Our proxy statement is attached. Financial and other information concerning the Company is contained in our annual report to shareholders for the 2012 fiscal year. The proxy statement and our 2012 annual report to shareholders are available on our website at www.TrueBlue.com. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy materials and vote your shares at www.proxyvote.com.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY REQUESTING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR, IF YOU ARE A SHAREHOLDER OF RECORD, VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

Only shareholders of record at the close of business on March 15, 2013, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. Brokers cannot vote for Items 1, 2 or 3 without your instructions on how to vote.

By Order of the Board of Directors

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Tacoma, Washington
March 28, 2013

2013 Proxy Statement
Table of Contents

GENERAL INFORMATION	4
PROPOSAL 1. ELECTION OF DIRECTORS	9
CORPORATE GOVERNANCE	12
Corporate Governance Guidelines	12
Related Person Transactions	12
Director Independence	12
Leadership Structure	13
Risk Assessment	14
Nominations for Directors	14
Shareholder Communications	16
Code of Business Conduct and Ethics	16
Meetings and Committees of the Board	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
COMPENSATION OF DIRECTORS	19
Annual Retainers	19
Meeting Fees	19
Equity Grants	19
Non-Employee Director Compensation	20
Equity Retainer and Deferred Compensation Plan for Non-Employee Directors	20
Director Stock Ownership Guidelines	20
AUDIT COMMITTEE REPORT	21
PROPOSAL 2. ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE
COMPENSATION	23
COMPENSATION COMMITTEE REPORT	24
EXECUTIVE OFFICERS	25
COMPENSATION DISCUSSION AND ANALYSIS	26
Executive Summary	26
Role of the Compensation Committee	26
Objectives of Our Compensation Programs	27
Elements of Executive Compensation and Commitment to Performance-Based Compensation	27
Independent Compensation Consultant	28
Market Comparison	28
Peer Group	28
Market Analysis Findings	29
2012 "Say-on-Pay" Advisory Vote on Executive Compensation	29
2012 Compensation Detail	29
Base Salaries	29
Short-Term Incentive Plan	30

2013 Proxy Statement
Table of Contents

Long-Term Executive Equity Incentive Plan	31
2010-2012 Performance Share Award	33
Compensation Risk Analysis	33
Claw-back Policy	34
Stock Ownership Guidelines	34
Insider Trading Policy	34
Employment Agreements	34
Change-in-Control Agreements	35
Nonqualified Deferred Compensation Plan	35
Pension Benefits	36
Tax and Accounting Implications	36
Deductibility of Executive Compensation	36
Nonqualified Deferred Compensation	36
Accounting for Stock-Based Compensation	36
EXECUTIVE COMPENSATION TABLES	37
Summary Compensation Table	37
Grants of Plan-Based Awards	38
Outstanding Equity Awards at Fiscal Year-End	40
Vesting Schedule for Outstanding Awards at Fiscal Year-End Table	41
Option Exercises and Stocks Vested	41
Pension Benefits	41
Nonqualified Deferred Compensation	42
Potential Payments to Named Executive Officers upon Termination or Change-in-Control	42
Equity Compensation Plan Information	48
PROPOSAL 3. APPROVAL OF AMENDMENTS TO THE COMPANY'S 2005 LONG-TERM
EQUITY INCENTIVE PLAN	49
Introduction and Summary of the Proposed Amendments	49
Plan Features and Grant Practices that Protect Shareholder Interests	49
Summary of the Restated Plan	50
PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	55
Fees Paid to Independent Registered Public Accountant for Fiscal Years 2011 and 2012	55
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent
Registered Public Accounting Firm	55
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57
OTHER BUSINESS	58
FORM 10-K REPORT AVAILABLE	58
EXHIBIT A: Second Amended and Restated TrueBlue 2005 Long-Term Equity Incentive Plan (as
effective May 15, 2013)	59

TRUEBLUE, INC.
1015 A Street
Tacoma, Washington 98402
_____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 15, 2013
_____________________________

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TrueBlue, Inc. (“TrueBlue,” “Company,” “we,” “us,” or “our”) to be voted at our 2013 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 15, 2013, at the corporate headquarters of TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof. This proxy statement contains the required information under the rules of the U.S. Securities and Exchange Commission (the "SEC) and is designed to assist you in voting your shares.

Background

What is the purpose of the Meeting?

     At the Meeting, shareholders as of the record date will vote on the items of business outlined in the Notice of Annual Meeting of Shareholders (the “Meeting Notice”). In addition, management will report on our business and respond to questions from shareholders.

When is the record date?

     The Board has established March 15, 2013, as the record date for the Meeting.

Why did I receive a Notice of Internet Availability or why did I receive this proxy statement and a proxy card?

     You received a Notice of Internet Availability or this proxy statement and a proxy card because you owned shares of TrueBlue common stock as of March 15, 2013, the record date for the Meeting, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

     In order to vote at the Meeting, you must be a shareholder of record of TrueBlue as of March 15, 2013. If on the close of business on the record date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting, or vote by proxy.

     If on the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid legal proxy issued in your name from your broker, bank or other agent.

How many shares of TrueBlue common stock are outstanding?

     As of the record date, there were 40,681,261 shares of TrueBlue common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

On what items of business am I voting?

     You are being asked to vote on the following items of business:

1.	to elect the directors named in the accompanying proxy statement to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.	to approve, by non-binding vote, executive compensation;

3.	to approve amendments to the Company's 2005 Long-Term Equity Incentive Plan to, among other things, increase the number of shares reserved for issuance under the Plan by 1,950,000 shares; and

4.	to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2013.

How do I vote?

     If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:

  via the internet at www.proxyvote.com;
  by telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;
  by signing and returning the enclosed proxy card; or
  by attending the Meeting and voting in person.

     If you wish to vote by telephone, you must do so before 11:59 p.m., Eastern Time, on Tuesday, May 14, 2013. After that time, telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person or via the Internet during the Meeting. Shareholders of record will be on a list held by the Inspector of Elections. “Street name” shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank or other shareholder of record, and present it to the Inspector of Elections with their ballot. Shareholders attending via the Internet will need to follow the instructions at www.proxyvote.com in order to vote or submit questions at the Meeting. Voting in person or via the Internet by a shareholder will revoke and replace any previous votes submitted by proxy.

     In accordance with the rules of the SEC, we are providing all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet. You may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability.

How are my voting instructions carried out and how does the Board recommend I vote?

     When you vote via proxy by properly executing and returning a proxy card or by voting over the internet or by telephone, you appoint the individuals named on the proxy card (your “Proxy”) as your representatives at the Meeting. The Proxy will vote your shares at the Meeting, or at any adjournment of the Meeting, as you have instructed them on the proxy card. We urge you to specify your choices by marking the appropriate boxes on a proxy card, or following the instructions carefully for voting over the internet or telephone. However, if you return a properly executed proxy card without specific voting instructions, the Proxy will vote your shares: (i) FOR Proposal 1 (for the election of the director nominees named in the proxy statement); (ii) FOR Proposal 2 (for the non-binding approval of executive compensation); (iii) FOR Proposal 3 (for the approval of amendments to the Company's 2005 Long-Term Equity Incentive Plan); (iv) FOR Proposal 4 (for the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm); and (iv) with respect to any other business that may properly come before the Meeting, in accordance with the Board’s recommendations. With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

     If any nominee for director is unable to serve or for good cause will not serve, or if an item that is not described in the Meeting Notice properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, your Proxy will vote the shares as recommended by the Board of Directors pursuant to the discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

How many votes do I have?

     You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

     For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to cast a vote are present in person or by proxy at the Meeting. Proxies received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Meeting if you:

  vote via the Internet or by telephone;
  properly submit a proxy card (even if you do not provide voting instructions); or
  attend the Meeting and vote in person.

How many votes are required to approve an item of business?

     As described in more detail under “Proposal 1, Election of Directors,” the Company has adopted majority voting procedures for the election of Directors in uncontested elections. As this is an uncontested election, each of the nominees for election as Directors will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “For” a director’s election exceeds the number of votes cast “Against” that director. There is no cumulative voting for the Company’s Directors. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

     The proposal to approve, by non-binding vote, executive compensation will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter.

     The proposal to approve amendments to the Company's 2005 Long-Term Equity Incentive Plan will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter, provided that the total votes cast represent more than 50% of the total voting power of all stock entitled to vote.

     The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter.

What if my shares are held by a brokerage firm?

     If you are a beneficial owner whose shares are held on record by a broker, you should instruct the broker how to vote your shares. The rules of the New York Stock Exchange (“NYSE”) allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions at least 10 days prior to the shareholder meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. However, the other proposals, including the election of directors, are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients’ shares on non-routine matters, including the election of directors, in the absence of affirmative voting instructions. It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, it is particularly important that the beneficial owners instruct their brokers how they wish to vote their shares.

     If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “Broker Non-Vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting but will not be counted in determining the number of shares voted for or against the non-routine matter.

What effect will Abstentions and Broker Non-Votes have?

     Abstentions and Broker Non-Votes will have no practical effect on any of the proposals because abstentions and Broker Non-Votes do not represent votes cast “For” or “Against” the proposals.

What if I change my mind after I vote via proxy?

     You may revoke your proxy at any time before your shares are voted by:

  submitting a later dated proxy prior to the Meeting (by mail, Internet or telephone);
  delivering a written request in person to return the executed proxy;
  voting in person at the Meeting; or
  providing written notice of revocation to the Corporate Secretary of the Company at 1015 A Street, Tacoma, Washington 98402.

Where can I find the voting results of the Meeting?

     We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Meeting. If final voting results are not available within the four-business-day time frame, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can multiple shareholders sharing the same address request the receipt of only one set of proxy materials and other investor communications?

     If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use, printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 1015 A Street, Tacoma, Washington 98402. We will start sending you individual copies of proxy materials and other investor communications within 30 days of your revocation.

Can I receive the proxy materials electronically?

     Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Notice of Internet Availability and may access our proxy materials electronically via the Internet. On or about March 28, 2013, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials ("Notice") directing shareholders to the website where they can access our 2013 proxy statement and fiscal 2012 annual report and view instructions on how to vote via the Internet or by phone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you.

     We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to certain beneficial owners of common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Who may solicit proxies?

     Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.

Who will count the votes?

     Broadridge Investor Services will count the votes and will serve as the independent inspector of the election.

Proposals by Shareholders

How can a shareholder submit a proposal to be voted on at the 2014 Annual Meeting?

     The Company anticipates that the 2014 Annual Meeting will be held no later than June 2014. A shareholder proposal to be presented at the Company’s 2014 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must be received by the Company at its executive offices at 1015 A Street, Tacoma, Washington 98402, not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the date of the 2013 Annual Meeting. Please send the proposal to the attention of the Company’s Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless: (i) specifically described in the Company’s proxy statement relating to such meeting; (ii) such proposal has been submitted in writing to the Secretary at the above address not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the 2013 Annual Meeting (proposals must be submitted between January 15, 2014, and February 14, 2014); and (iii) such proposal is, under law, an appropriate subject for shareholder action. All shareholder proposals related to the nomination of a director must comply with the provisions set forth below in the section Nominations by Shareholders. Shareholder proposals not related to the nomination of a director, in addition to the information about the proposing shareholder, must set forth:

(a)	a brief description of the business desired to be brought before the Meeting, the reasons for conducting such business at the Meeting and any material interest of such shareholder, in such business; and
(b)	a description of all agreements, arrangements and understandings, whether direct or indirect, between such shareholder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

Additional Information

Where can I find additional information about TrueBlue?

     Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about TrueBlue. You can also find additional information about us on our web site at www.TrueBlue.com. The principal executive office of the Company and its mailing address is at 1015 A Street, Tacoma, Washington 98402. The telephone number for the Company is (253) 383-9101.

PROPOSAL 1. ELECTION OF DIRECTORS

The Nominees

     The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company. The summaries do not include all of the experiences, qualifications, attributes or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under the “Nominations for Directors” heading.

Steven C. Cooper, 50, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer; from August 2000 to February 2001 as the Vice President of Finance; and from April 1999 to August 2000 as the Company’s Corporate Controller. Prior to joining the Company in 1999, Mr. Cooper held various senior management positions with Deloitte & Touche LLP, providing professional services and with Albertsons, Inc., a NYSE-listed retail company.

Mr. Cooper has extensive experience in strategic planning, operations, finance and accounting for the Company as well as in his prior career. Mr. Cooper is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

Thomas E. McChesney, 66, has served as a Director of the Company since 1995. Mr. McChesney currently serves as a Director of ConnectSoft, Inc. and The Patron Company, LLC. From 2004 to 2009, Mr. McChesney was President of SR Footwear, LLC. From 1998 to 2005, he was Director of Investment Banking with Blackwell Donaldson and Company. Mr. McChesney was previously a director of Nations Express, Inc.

Mr. McChesney contributes his long experience as a Director of the Company, including 14 years as the Chair of our Compensation Committee, together with extensive financial and entrepreneurial experience as an executive and board member in the financial services industry as well as a wide variety of other enterprises.

Gates McKibbin, 66, has served as a Director of the Company since 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996, Ms. McKibbin held numerous executive and consulting positions.

Ms. McKibbin has a Ph.D. in organizational theory and research, spends significant time visiting and consulting with management and staff at all levels throughout the Company, and provides the Board with her unique and insightful observations, especially those involving human relations, strategic and organizational change and leadership development.

Jeffrey B. Sakaguchi, 52, has served as a Director of the Company since December 2010. Mr. Sakaguchi currently serves as the Chairman of the Board of Directors of the Greater Los Angeles Chapter of the American Red Cross, where he previously served as Treasurer and the Chairman of Finance and Investment Committee. He also currently serves as Chairman of the Board of Neah Power Systems, Inc. a publicly held fuel cell manufacturing company, as well as a director of Eccentex, Inc., a privately held early stage software company. Mr. Sakaguchi has also served as a partner at the Technology Solutions Group, and as President and Chief Operating Officer of Evolution Robotics Retail, Inc. Prior to these positions, he was a senior partner with Accenture, where he led the North American Energy Strategy practice. Prior to that, he was a Senior Engagement Manager for McKinsey & Company, a global strategy consulting firm.

Mr. Sakaguchi’s experience in a number of leadership roles helps the Company improve performance and build market share. His extensive experience helping companies build long-term relationships with customers also helps TrueBlue take advantage of emerging opportunities. This experience provides a valuable resource to the Company.

Joseph P. Sambataro, Jr., 62, has served as a Director since 2000 and as Chairman of the Board since October 2008. Mr. Sambataro served as the Company’s Chief Executive Officer from 2001 until 2006, and served as the Company’s President from 2001 until 2005. Mr. Sambataro joined the Company in 1997 and served as Chief Financial Officer, Treasurer and Assistant Secretary until 2001 and as Executive Vice President until March 2001. Prior to joining the Company, he worked with BDO Seidman, LLP, KPMG Peat Marwick and in senior management of biotechnology firms in Seattle.

Mr. Sambataro’s long and successful tenure as CEO and CFO for the Company during its formative years combined with his effective leadership and coaching skills, financial and accounting expertise and unique ability to develop consensus are among the contributions he makes to the Board and the primary reasons why he serves as our Chairman.

Bonnie W. Soodik, 62, has served as a Director since March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she most recently served as a Senior Vice President, Office of Internal Governance and a member of the Boeing Executive Council. Ms. Soodik also served in various Vice President roles within Boeing and McDonnell Douglas Corporation, where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources and has overseen governance, compliance and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

William W. Steele, 76, has served as a Director of the Company since August 2001, Chair of the Governance Committee since June 2003 and the Lead Independent Director since October 2008. Mr. Steele is currently a Director, and Chairman of both the Executive Committee and Corporate Citizen Communication Committee of ABM Industries, a large facilities services contractor traded on the New York Stock Exchange. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Mr. Steele’s long term operating, executive, strategic and continuing board experience with ABM, a multi-unit service company that shares many attributes with our Company, is invaluable to the Board in its decision-making and leadership processes. As Chair of our Governance Committee and Lead Independent Director, Mr. Steele is a student and champion of good governance and best practices.

Craig E. Tall, 67, has served as a Director of the Company since 2006. Mr. Tall was previously employed by Washington Mutual from 1985 to 2007, was a member of its Executive Committee from 1995 through 2004, and served as its Vice Chair of Corporate Development from 1999 to 2004. Mr. Tall’s management responsibilities included a variety of assignments, such as mergers and acquisitions, commercial banking, consumer finance, managing Washington Mutual’s life insurance company, strategic planning, real estate, special credits and venture capital fund. Before joining Washington Mutual, Mr. Tall was president of Compensation Programs, Inc., a national employee benefits consulting firm.

Mr. Tall’s extensive and high level experience in the financial services industry, as well as his executive and board involvement with numerous other businesses and organizations, enables Mr. Tall to make very significant contributions to the Board’s decision-making processes especially in strategic planning and financial matters. The depth and breadth of Mr. Tall’s experience and skills are also evident by the fact that he qualifies as an audit committee financial expert and serves as Chair of our Audit Committee.

Majority Voting

     The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign, are removed, or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of eight directors.

     A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.290 of the Washington Business Corporation Act; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the Board of Directors as provided in Article II, Section 2.11 of the Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the position. The Board of Directors will act on the Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, a director who fails to receive a majority vote for election will not participate in the Governance Committee's recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors: (i) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (ii) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

THE GOVERNANCE COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

     The Company has adopted Corporate Governance Guidelines (the “Guidelines”), which are available at www.TrueBlue.com by first clicking “Investors,” then “Corporate Governance” and then “Guidelines.” The Guidelines are also available in print to any shareholder who requests them. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and that the interests of the Board and management align with the interests of the shareholders.

     On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Related Person Transactions

     The Board has adopted a Related Person Transaction Policy, which is attached as Annex A to the Guidelines, that sets forth the policies and procedures for the review and approval or ratification of “Related Person Transactions,” which are defined to include transactions, arrangements or relationships in which the Company is a participant; the amount involved exceeds $120,000; and a Related Person has or will have a direct or indirect material interest. “Related Persons” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Company's common stock, and members of their immediate families. A Related Person Transaction must be reported to the Company's General Counsel and reviewed and approved by the Governance Committee. Under certain circumstances a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Governance Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Governance Committee, as appropriate, shall review and consider:

  the Related Person's interest in the Related Person Transaction;
  the approximate dollar value of the amount involved in the Related Person Transaction;
  the approximate dollar value of the amount of the Related Person's interest in the Related Person Transaction without regard to the amount of any profit or loss;
  whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;
  whether the Related Person Transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
  the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and
  any other information regarding the Related Person Transaction or the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.

     After reviewing all facts and circumstances, the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

     The Governance Committee reviewed and approved the following transaction in accordance with the Related Person Transaction Policy: Mr. McChesney's adult son, who does not share his residence, owns Steeldog Safety Gear LLC ("Steeldog"), which sells work boots to the Company. In 2012, the total amount of sales by Steeldog to the Company was approximately $150,000. Mr. McChesney is not in any way involved with the business of Steeldog and does not have any ownership or other financial interest in our relationship with Steeldog.

Director Independence

     The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Guidelines, which include all elements of independence set forth in the NYSE listing standards and related SEC Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent Directors meet in executive session without management or any non-independent Directors present.

     Based on these standards, at its meeting held on March 13-14, 2013, the Governance Committee and the Board determined that each of the following non-employee Directors is independent and has no material relationship with the Company, except as a Director and shareholder of the Company:

  Thomas E. McChesney;
  Gates McKibbin;
  Jeffrey B. Sakaguchi;
  Joseph P. Sambataro, Jr.;
  Bonnie W. Soodik;
  William W. Steele; and
  Craig E. Tall.

     In addition, based on the NYSE Rules, the Board affirmatively determined that Steven C. Cooper is not independent because he is the Chief Executive Officer of the Company.

Leadership Structure

     The Company has divided its leadership among three directors:

  Steven C. Cooper serves as Chief Executive Officer;
  Joseph P. Sambataro, Jr. serves as the Chairman of the Board of Directors; and
  William W. Steele serves as Lead Independent Director.

     Although the Company's Guidelines do not preclude one person from serving as both the Chairman and the Chief Executive Officer, the Board has appointed different people to fulfill these roles for over ten years and believes that it is in the best interest of the shareholders and an efficient allocation of the time and responsibilities for Company leadership.

     Mr. Steele was appointed as the Lead Independent Director in 2008. The Lead Independent Director presides at meetings of the Board and the shareholders in the absence of the Chairman and specifically during all executive sessions of the independent directors except where he has a conflict or elects to delegate such responsibility to another independent director. In addition, the Lead Independent Director is responsible for:

  maintaining effective communication between the independent directors, the Chairman, and the Chief Executive Officer including the right to direct the distribution of information to the independent directors and the calling of special meetings of committees and, if not a member of the committee, participating on a non-voting basis in any such committee meetings;
  representing the independent directors in meetings and discussions with institutional or other major shareholders or stakeholders;
  reviewing and approving agendas for and the scheduling of Board, committee, and shareholder meetings; and
  generally representing the Board during emergency situations and whenever such representation, in his reasonable judgment, requires or will benefit from participation by the Lead Independent Director.

     The Chairman generally presides at and, with consultation and input from the Chief Executive Officer and all other directors, proposes the agendas for meetings of the Board and the shareholders, except in the case of executive sessions of independent directors or where the Chairman has a conflict or elects to delegate such responsibility to another director. The Chairman also meets or confers with the Chief Executive Officer on a regular basis and is responsible for maintaining effective communication between the Board and the Chief Executive Officer. The Chairman and the Lead Independent Director may participate on a non-voting basis in all committees of the Board subject to each committee's right to exclude such participation for other good governance purposes.

Risk Assessment

     The Company has an Enterprise Risk Management (“ERM”) program. During 2012, risk responsibilities were integrated within the current management structure. Specific risks were assigned to business area experts, and an ERM committee, consisting of senior leaders and executives, which met regularly to discuss the risk environment. The Board is actively involved in oversight of risks that could affect the Company. The Board is assisted in this regard by the Audit Committee, which has responsibility for periodically reviewing the guidelines, policies and procedures by which the Company assessed and managed its exposure to risk and reviewed the risk exposures and the steps management used to identify, monitor, assess and respond to such exposures. Both the Audit Committee and the Board discussed specific risks with management throughout the year, as appropriate. The Board believes its administration of its risk oversight function did not negatively affected the Board's leadership structure.

Nominations for Directors

          Qualifications of Nominees

     The Company Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration and operations) of each candidate and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Service on other boards and other commitments by directors will be considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board's annual self-assessment process for current members of the Board.

          Change in Director's Principal Business Association

     Each time a Director's principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the Chair of the Governance Committee (or, in the case of the Chair of the Governance Committee's occupation or association changing, to the Chairman of the Board and the Lead Independent Director, if one has been elected). The Governance Committee shall review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

          Nominee Identification and Evaluation

     The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director which may come to the Governance Committee's attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

     The Governance Committee will consider candidates recommended by shareholders. The Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. One or more members of the Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

          Nominations by Shareholders

     The Governance Committee will consider director candidates recommended by shareholders on the same basis as are candidates recommended by the Governance Committee. In accordance with the Company's Bylaws, shareholders wishing to nominate a candidate should deliver the name and address of the shareholder as they appear on the Company's books (or if the shareholder holds for the benefit of another, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Company's Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2013 annual meeting (nominations for the 2014 annual meeting must be submitted between January 15, 2014, and February 14, 2014). In addition, the submitting shareholder should provide the following information:

  the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;
  any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is, directly or indirectly, owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;
  any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has been granted a right to vote any shares of any security of the Company;
  any short interest in any security of the Company;
  any rights to dividends on the shares of the Company owned beneficially by the shareholder that are separated or separable from the underlying shares of the Company;
  any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
  any performance-related fee (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and
  the information called for above for any members of the shareholder's immediate family sharing the same household.

     For each person who the shareholder proposes to nominate for election or re-election to the Board of Directors, the shareholder should also provide:

  all information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

     To be eligible to be a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods prescribed) to the Secretary at the principal executive office of the Company a written questionnaire (provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

  in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and is not and will not become a party to:

  any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company;
  any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law; or
  any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

     Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the nominee must meet all other requirements contained in the Company's Bylaws.

Shareholder Communications

     Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to: Board of Directors, TrueBlue, Inc. c/o Corporate Secretary, 1015 A Street, Tacoma, Washington 98402.

     The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. If the Company develops any other procedures, they will be posted on the Company's corporate website at www.TrueBlue.com. Procedures addressing the reporting of other concerns by shareholders, employees or other third parties are set forth in our Code of Business Conduct and Ethics (described below).

Code of Business Conduct and Ethics

     Our Code of Business Conduct and Ethics is applicable to all directors and employees of the Company. Our Code of Business Conduct and Ethics is available at www.TrueBlue.com by clicking on “Investors,” then “Corporate Governance” and then “Code of Business Conduct.” Shareholders may also request a free printed copy of the Code of Business Conduct and Ethics from: TrueBlue, Inc., c/o Investor Relations, 1015 A Street, Tacoma, Washington 98402.

     The Company intends to disclose any amendments to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Business Conduct and Ethics for directors or executive officers, on the Company's website at www.TrueBlue.com. Information on the Company's website, however, does not form a part of this proxy statement.

Meetings and Committees of the Board

          The Board

     Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders' meetings. The Board met nine times during 2012, all of which were regular meetings. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 28, 2012. Directors are expected to attend the annual meetings and special meetings of shareholders, if any. All of the Directors attended the 2012 Annual Meeting of Shareholders on May 9, 2012.

          Committees of the Board

     The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee, the Information Technology Committee, and the Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on the Company's website at www.TrueBlue.com by first clicking on “Investors” and then “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership during 2012 for each of the standing Board committees.

          2012 Membership of Board Committees

Audit	Compensation	Governance	Information Technology
Craig E. Tall, Chair	Thomas E. McChesney, Chair	William W. Steele, Chair	Jeffrey B. Sakaguchi, Chair
Gates McKibbin	Bonnie Soodik	Thomas E. McChesney	Joe Sambataro
Jeffrey B. Sakaguchi	William W. Steele	Gates McKibbin	Bonnie W. Soodik
		Jeffrey B. Sakaguchi	Craig E. Tall
Bonnie W. Soodik
Craig E. Tall

2013 Membership of Board Committees

Audit	Compensation	Governance	Information Technology
Craig E. Tall, Chair	Bonnie Soodik, Chair	William W. Steele, Chair	Jeffrey B. Sakaguchi, Chair
Gates McKibbin	Jeffrey B. Sakaguchi	Thomas E. McChesney	Joe Sambataro
Thomas E. McChesney	William W. Steele	Gates McKibbin	Bonnie W. Soodik
		Jeffrey B. Sakaguchi	Craig E. Tall
Bonnie W. Soodik
Craig E. Tall

          Audit Committee

     The Audit Committee met eight times in fiscal 2012. The Audit Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the New York Stock Exchange rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are “financially literate” pursuant to the New York Stock Exchange rules. The Board also has determined that during 2012 Mr. Tall was, and for 2013 Messrs. Tall and McChesney are, Audit Committee Financial Experts within the meaning stipulated by the SEC. The Board has adopted a charter for the Audit Committee, which is available at www.TrueBlue.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

          Compensation Committee

     The Compensation Committee met six times in fiscal 2012. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company's website at www.TrueBlue.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. Additional information regarding the Compensation Committee, and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

          Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee (“Governance Committee”) met four times in fiscal 2012. The Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Governance Committee, which is available on the Company's website at www.TrueBlue.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

          Information Technology Committee

     The Information Technology Committee ("IT Committee") met four times in fiscal 2012. The Board has adopted a charter for the IT Committee, which is available on the Company's website at www.TrueBlue.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. The IT Committee's primary functions are to oversee the Company's IT strategy and programs, and to consider emerging technology trends and their alignment with the Company's business strategies and objectives.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires the Company's officers and directors and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2012 all applicable Section 16(a) filing requirements were met, and that all such filings were timely except the Form 4s that were filed for Norm Frey, Joanna Monroe and Ed Nubel on February 7, 2012, for the reporting of lapses of restricted shares.

COMPENSATION OF DIRECTORS

Annual Retainers

     The Chairman of the Board of Directors received an annual retainer of $60,000. The Lead Independent Director received an annual retainer of $60,000. All other non-employee directors received an annual cash retainer of $40,000. Committee Chairs received an additional annual retainer payment of $10,000.

Meeting Fees

     Each non-employee director received meeting fees for attendance during each regular or special Board of Directors or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750/$1,500*
Audit Committee Chair	$1,500	$750
Audit Committee, Member	$1,250	$750
Compensation Committee Chair or Member	$1,250	$750
Governance Committee Chair or Member	$1,250	$750
IT Committee Chair or Member	$1,250	$750

*Directors are paid $750 for telephonic Board of Director meetings lasting less than three hours. Directors are paid $1,500 for a telephonic Board of Director Meetings lasting three hours or longer.

Equity Grants

     Each non-employee director received an annual grant of unrestricted common stock worth $100,000. The Chairman of the Board of Directors and the Lead Independent Director each received an additional $48,000 grant. Each committee Chair received an additional $25,000 grant, except the Audit Committee Chair who received an additional $35,000 grant. In 2012, the Company determined the number of shares of each such annual grant of common stock based on the average closing price of our stock during the 60 trading days prior to the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results, which was $14.43 per share. Non-employee directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed prior to the second quarterly meeting, 50% if appointed prior to the third quarterly meeting, and 25% if appointed prior to the last quarterly meeting of the year. The target equity awards received by each non-employee director are set forth in the table below. The actual number of shares awarded were calculated using the stock award target value and the average closing price of our stock on the 60 trading days preceding the grant date.

Target Equity
Name	Award Value
Thomas E. McChesney	$125,000
Gates McKibbin	$100,000
Jeffrey B. Sakaguchi	$125,000
Joseph P. Sambataro, Jr.	$148,000
Bonnie W. Soodik	$100,000
William W. Steele	$173,000
Craig E. Tall	$135,000

Non-Employee Director Compensation

     The following table discloses the cash, equity awards and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

Name	Fees
	Earned	Stock Award	All Other Compensation	Grant Date
	or Paid in	Grant Date		Fair Value
	Cash	Fair Value (1)		Total
Thomas E. McChesney	$71,250	$146,318	—	$217,568
Gates McKibbin (2)	$66,500	$117,048	—	$183,548
Jeffrey B. Sakaguchi	$91,000	$146,318	—	$237,318
Joseph P. Sambataro, Jr.	$100,500	$173,224	—	$273,724
Bonnie W. Soodik (3)	$68,750	$117,048	—	$185,798
William W. Steele	$91,250	$202,494	—	$293,744
Craig E. Tall	$90,500	$158,023	—	$248,523
____________________

(1)	This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2012 in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Accounting for Stock Compensation (Topic 718). The amounts are calculated using the closing price of our stock on the grant date, which was $16.89. For additional information, refer to Note 10 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2012 Form 10-K (listed under Stock-Based Compensation).
(2)	Under the Director Deferred Compensation Plan, Ms. McKibbin elected to receive 40% of her equity retainer in 2,772 shares of vested Company stock and to defer 60% of her equity retainer in the form of 4,158 shares of Company stock. Delivery of these shares to Ms. McKibbin will be made in 25% increments starting ninety days after her separation from the Board of Directors, and in three annual installments thereafter.
(3)	Under the Director Deferred Compensation Plan, Ms. Soodik elected to defer the receipt of 6,930 shares of Company stock until after her service on the Board of Directors ends.

Equity Retainer and Deferred Compensation Plan for Non-Employee Directors

     Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors. Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. Directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of stock options, rather than unrestricted common stock. In addition, a director may make an irrevocable election to defer all or part of the stock award of his or her equity retainer to a time after he or she leaves the Board of Directors.

Director Stock Ownership Guidelines

     Each director is expected to own shares of the Company’s common stock having a value of not less than five times the director’s base annual cash compensation. For the purpose of determining compliance, the Company will determine the number of shares required on an annual basis with the value of the shares to be determined on a trailing twelve month average daily stock price. New directors are allowed five years in which to reach the ownership guidelines.

AUDIT COMMITTEE REPORT

     In 2012, the Audit Committee was comprised of three independent members of the Board of Directors. Members of the Audit Committee during 2012 included Mr. Tall, who currently chairs the committee, Ms. McKibbin and Mr. Sakaguchi. The Board of Directors has affirmatively determined that each member of the committee is “financially literate” under the listing standards of the NYSE, and that during 2012, Mr. Tall was an “audit committee financial expert”, and for 2013, Messrs. Tall and McChesney are "audit committee financial experts," as such term is defined in Item 407 of Regulation S-K.

     The Audit Committee met eight times in 2012. Over the course of these meetings, the Audit Committee met with the Company's Chief Executive Officer, Chief Financial Officer, Chief Information Officer, General Counsel, Chief Compliance Officer, other senior members of the finance department, the Director of Internal Audit and independent auditors, Deloitte & Touche (“Deloitte”). These meetings included private, executive sessions between the Audit Committee and Deloitte, Chief Financial Officer and Director of Internal Audit. During its meetings, the Audit Committee reviewed and discussed, among other things:

  the status of any significant issues in connection with the quarterly reviews and annual audit of the Company's financial statements;
  Company's annual internal and external audit plans and the internal and external staffing resources available to carry out the Company's audit plans;
  Company's significant accounting policies and estimates;
  Company's progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
  the impact of new accounting pronouncements;
  the impact of recent developments in corporate governance;
  current tax matters affecting the Company;
  Company's investment guidelines;
  Company's compliance initiatives;
  Company's pending claims, litigation and related expense;
  Company's processes for responding to and investigation of employee complaints regarding internal controls, auditing issues or questionable accounting matters; and
  Company's enterprise risk management efforts.

     In addition to the meetings discussed above, the Audit Committee, or its chair, reviewed with management, and Deloitte, the Company's financial statements for each quarter of 2012 prior to the quarterly release of earnings.

     The Audit Committee has reviewed and discussed with management and Deloitte the Company's audited financial statements as of and for the year ended December 28, 2012. This discussion included, among other things:

  critical accounting policies and practices used in the preparation of the Company's financial statements;
  significant items involving management's estimates and judgments, including workers' compensation reserves, tax matters, allowance for doubtful accounts, goodwill and intangible assets and legal and regulatory contingencies;
  alternative treatments within GAAP of the Company's annual financial information;
  the effect of regulatory and accounting initiatives on the Company's financial statements, including the adoption of significant accounting pronouncements;
  any significant audit adjustments proposed by Deloitte and management's response; and
  confirmation that there were no matters of significant disagreement between management and Deloitte arising during the audit.

     The Audit Committee has discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining the independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte has been objective and impartial in conducting the 2012 audit.

     In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States of America.

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements as of and for the year ended December 28, 2012 be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2012, for filing with the SEC.

Members of the Audit Committee

Members of the Audit Committee	Members of the Audit Committee
during 2012	beginning January 2013
Craig Tall, Chair	Craig Tall, Chair
Gates McKibbin	Thomas McChesney
Jeff Sakaguchi	Gates McKibbin

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

     Our board has adopted a policy providing for an annual "say-on-pay" advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of TrueBlue, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Shareholders.

     This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the feedback received from shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In addition, the non-binding advisory votes described in this Proposal 2 will not be construed as: (1) overruling any decision by the Company, the Board of Directors, or the Compensation Committee relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the Board of Directors, or any committee of the Board of Directors, or the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY
(NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Membership and Processes

     Compensation for our executives is determined by the Compensation Committee. As discussed under the “Corporate Governance” section, each of the members satisfies all of the independence requirements of the NYSE. Each member also meets applicable requirements under the regulations issued by the SEC for “non-employee directors” and the Internal Revenue Service for “outside directors.”

     The Compensation Committee’s mission, as stated in its Charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.”

     The Compensation Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2012, the Committee met six times. The agenda for each meeting is set by the Chair. The Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our Chief Executive Officer and other Named Executive Officers (“NEOs”) have also attended portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions that occur in connection with each meeting. Outside counsel also regularly attends Committee meetings.

     Prior to each regular meeting the Compensation Committee receives and reviews meeting materials including the agenda, minutes from prior meetings, a summary of outstanding equity awards and other briefing and background materials relating to agenda items. Tally sheets for each of our NEOs are made available to the Committee for each meeting at which the Committee considers material changes to existing compensation arrangements or exercises discretion under existing plans. The tally sheets summarize: (i) all material aspects of the executive compensation program for each NEO for the last two full years as well as year-to-date information for the current year including base salary, cash awards under the short-term incentive plan, equity awards (restricted stock and performance share units) under the long-term incentive plan and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two years and the current year, including current holdings, option vesting and exercises, restricted stock vesting and any other purchases or sales of our stock; and (iii) amounts payable to NEOs in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason. The regular availability of tally sheets provides the Committee with up-to-date and relevant information and has enabled the Committee members to assess the effect of individual decisions and new proposals in the context of the existing programs and prior awards and benefits taken as a whole. No specific changes were made as a result of maintaining the tally sheets but the availability of the information has proven to be a valuable and convenient reference.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised entirely of independent directors. During 2012, none of the Company’s executive officers served as a member of a compensation committee or Board of Directors of any other entity that had an executive officer serving as a member of the Company’s Board of Directors.

Members of the Compensation Committee

Members of the Compensation	Members of the Compensation
Committee during 2012	Committee beginning January 2013
Thomas E. McChesney, Chair	Bonnie W. Soodik, Chair
Bonnie W. Soodik	Jeffrey B. Sakaguchi
William W. Steele	William W. Steele

EXECUTIVE OFFICERS

     The names, ages and positions of the current executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

Kimberly A. Cannon, 47, has served as the Company’s Executive Vice President, Human Resources, since November 2010. Prior to joining the Company, Ms. Cannon served as Vice President, Human Resources, Talent Management and Reward Systems for T-Mobile USA from 2009 to 2010 and, between 2001 and 2009, held a variety of positions with Washington Mutual Bank, including Senior Vice President of Talent, Organizational Development, Recruiting, and Total Rewards. Before this, Ms. Cannon was employed at Microsoft Corporation in numerous Human Resources roles from 1989 to 2000.

Steven C. Cooper, 50, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer. Prior to joining the Company in 1999, Mr. Cooper held various senior management positions with Deloitte & Touche LLP, providing professional services, and with Albertsons, Inc., a NYSE-listed retail company.

James E. Defebaugh, 58, has served as Executive Vice President, General Counsel and Secretary of the Company since 2006, after serving as Vice President, General Counsel and Secretary of the Company since joining the Company in 2005. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004-2005), Senior Vice President and Chief Compliance Officer (2002-2004), Vice President and Corporate Secretary (2001-2002), and Vice President, Legal (2001). Mr. Defebaugh also served as Vice President and Chief Compliance Officer of Sears Holdings Corporation in 2005. Mr. Defebaugh also currently serves on the Board of Trustees for the Museum of Glass, in Tacoma, Washington.

Derrek L. Gafford, 42, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005 and as the Company’s Vice President of Finance and Accounting beginning in 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002, serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002, and held a variety of finance positions with Albertsons and Deloitte & Touche.

Wayne Larkin, 47, has served as Executive Vice President of Branch Operations since November 2011 while continuing his role as President of Labor Ready since May 2008. Prior to this position, he had been the Executive Vice President of Operations since 2007, and the Senior Vice President of Operations in 2006, after serving as a Regional Vice President of Operations since 2005. Mr. Larkin originally joined the Company as a District Manager in 1996 and was then promoted in 1998 to Area Director of Operations. Between 1999 and 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car. Mr. Larkin also currently serves on the YWCA Pierce County Board of Directors.

Billie R. Otto, 46, has served as Executive Vice President and Chief Information Officer since December of 2012, after serving as Senior Vice President and Chief Information Officer since 2010. Ms. Otto has been with the Company since 1998, serving in a number of roles, including as Vice President and Corporate Controller prior to 2004. Prior to joining the Company, Ms. Otto worked in public accounting, from 1990 to 1998, with the firm now known as RSM McGladrey. Ms. Otto also currently serves on the YWCA Pierce County Board of Directors and the Advisory Board of the Western Washington University College of Business & Economics.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     We grew revenue by 6% and EBITDA by 12% in 2012. Excluding the impact of the wind down of a large customer project, revenue grew by 9%. Our growth was due to the continued success of our specialized market sales and service strategy. We continued to improve our capabilities for selling and servicing national customers and industry verticals. At the same time, we maintained our core strength of selling and servicing small to mid-sized businesses at the local level. As a result, we were well positioned and achieved growth across most of the industries and geographies we serve, attaining higher gross margin through increased bill rates. We enjoyed notable success in our clean energy business, and experienced increased momentum in our construction business.

     We are pleased that we were able to maintain strong growth in 2012 while investing for the future. We made several strategic advancements in our worker mobility strategy. We implemented electronic pay for our temporary associates and made significant progress in enabling improved communication and efficient dispatch via our text messaging program. We believe these strategies have the potential to deliver significant productivity gains as we increase the centralized delivery of our services and provide a compelling competitive advantage valued by both our temporary associates and customers.

     Our management team, which is led by the Named Executive Officers ("NEOs"), was critical to our success. In 2012 the NEOs included:

  Mr. Cooper, President and Chief Executive Officer;
  Mr. Gafford, EVP and Chief Financial Officer;
  Ms. Cannon, EVP Human Resources;
  Mr. Defebaugh, EVP, General Counsel and Secretary; and
  Mr. Larkin, EVP Branch Operations.

     Our highly experienced NEOs operated effectively and produced significant results in the midst of a challenging economy. These individuals have repeatedly shown the discipline necessary to maintain a strong platform for the core business and the flexibility to identify and capitalize on new market opportunities. It is essential for the Company to design and provide a performance-based compensation program that allows it to focus and retain executives of this caliber. Shareholders' best interests are protected through our commitment to hold all NEOs to the following:

  stock ownership guidelines;
  prohibition of hedging practices;
  conservative change-in-control provisions;
  avoidance of tax gross-up commitments; and
  no compensatory executive perquisites.

     The Compensation Committee of the Board of Directors, referred to as the “Committee” in this Compensation Discussion and Analysis, oversees and regularly reviews compensation programs for our NEOs.

     In making compensation recommendations to the Board, the Committee considers its compensation objectives, including structuring compensation programs that demonstrate our commitment to pay for performance in both short- and long-term incentive elements, the competitive practices of our peers, the roles and responsibilities of each NEO and internal pay equity. The Committee also evaluates and considers the result of the Company's annual “say on pay” advisory vote on executive compensation, which garnered substantial support from our shareholders at our 2012 Annual Meeting of Shareholders with more than 95% of the votes cast for approval.

     As part of its oversight of our compensation programs, the Committee also regularly reviews our various compensation plans, and has concluded they are not reasonably likely to have a material adverse effect on the Company. Additionally, the Committee has evaluated the current design of the compensation program for our NEOs and has concluded that it does not encourage excessive or unnecessary risk-taking.

Role of the Compensation Committee

     The Committee oversees and regularly reviews compensation programs for our NEOs. The Committee reviews and approves corporate goals and objectives relevant to the compensation plans applicable to the NEOs, and together with the Governance Committee, evaluates the performance of the Chief Executive Officer in light of the corporate goals and objectives established for the Chief Executive Officer.

     In making compensation recommendations to the Board, the Committee considers its compensation objectives, competitive practices of our peers, the roles and responsibilities of each NEO and internal pay equity. The Committee seeks to align compensation with our current and long-term business strategy and goals. There is no formal weighting of any of these factors; the Committee uses its discretion in determining pay targets and amounts. The Committee reviews and discusses annual pay elements (base salary, bonus targets and equity awards) each year. It evaluates other programs as needed based on changes in compensation objectives, alignment with overall Company direction and business strategy, competitive trends and changes in tax law. Based upon a review of these factors and the Committee's recommendations, the Board has approved our executive compensation programs.

Objectives of Our Compensation Programs

     The Committee designs our executive compensation programs to achieve the following objectives:

  align, focus, attract and retain the key executive talent needed to achieve our long-term business strategies;
  provide a significant portion of each NEO's annual compensation based on both company and individual performance;
  establish performance targets for incentive compensation that align with both our annual and long-term business strategies;
  reflect the role, scope and complexity of each NEO's position relative to other NEOs; and
  balance the need to be competitive against our industry peers with our commitment to control costs.

Elements of Executive Compensation and Commitment to Performance-based Compensation

     Our executive compensation program is designed to focus on performance and align NEOs with both short- and long-term business objectives, effectively motivate NEOs to create long-term shareholder value, pay conservatively compared with our peers, and provide strong incentives for NEOs to join and remain at TrueBlue. Compensation for our NEOs in 2012 included both short- and long-term components, as further set forth below:

Short-term	Objective
Base Salary	An annually fixed level of pay that reflects the role, scope and complexity of each NEO's position relative to other NEOs.
Cash Bonus	Performance-based compensation payable only upon our achievement of annual Company performance measures and the NEO's achievement of specific individual objectives that are aligned with the business strategy and shareholders' interests.
Long-term	Objective
Restricted Stock	Retention-based compensation time vested ratably over three years.
Performance Shares	Performance-based compensation that delivers shares of our stock only if the Company meets certain performance measures over a multi-year period.

     The 2012 NEO total compensation program incorporates the elements described above in a manner that emphasizes pay for performance in both short- and long-term incentive elements. The charts set forth below reflect the percentages of our 2012 NEO compensation package that represent Base Salary (Base), Cash Bonus Target (STI Target), Restricted Stock Awards (RSA) and Performance Shares Target (Perf Sh Target):

Independent Compensation Consultant

     The Committee retains its own external independent compensation consultant, Mercer (US) Inc. (“Mercer”), to provide an in-depth external review of its executive compensation programs every two years based on peer group benchmarking. Mercer attends key meetings of the Committee and is available to the Committee as necessary.

     During 2012, the Committee reaffirmed its consulting relationship with Mercer through a thorough evaluation process that included the evaluation of other independent compensation consultants. The re-engagement of Mercer confirms the credible counsel received as evaluated by the Committee, and an acknowledgment that no conflicts of interest of any kind exist between Mercer and the Company, including personal or business relationships between Mercer and Company or Company executive officers, Company stock ownership by Mercer, or engagement of Mercer by the Company for other material services; however, the Company's EVP Human Resources may engage Mercer, on occasion, to provide compensation market expertise for non-NEO positions.

Market Comparison

     The information provided by Mercer is considered by the Committee but does not directly determine any of our actual compensation arrangements. The Committee applies its discretion when establishing the compensation elements, targets and final awards. The market analysis completed by Mercer in 2011 contributed to the changes in the compensation, effective January 2012 for most NEOs. Detail is provided in the following sections.

Peer Group

     In preparation for determining the 2012 compensation program, at its September 2011 meeting, the Committee received a summary, from Mercer, of external peer group pay practices relating to base salaries, actual and target short-term incentives, long-term incentives and total compensation. The summary was based on information compiled from both available peer group proxy data and published salary surveys compiled by Mercer. The companies in the peer group were selected because they were engaged in staffing or were in functionally similar industries that operate multiple national branches. We are in approximately the 50th percentile (within a 41% - 63% range) of the peer group in revenue, market capitalization and total assets. The selected peer group included:

CDI Corp	Kforce Inc.
Dollar Thrifty Automotive GP	Resources Connection Inc.
G&K Services Inc.	Robert Half Intl Inc.
H&E Equipment Services Inc.	RSC Holdings Inc.
Healthcare Services Group	SFN Group Inc.
Hudson Global, Inc. (formerly Hudson Highland Group Inc.)	Unifirst Corp
Insperity (formerly Administaff Company)

     The data from this peer group was combined with national published surveys compiled by Mercer (Mercer: US Global Premium Executive Remuneration Suite - January 2011 Release) and Towers Watson Data Services (Survey Report on Top Management Compensation).

     At the time of peer group selection in Spring 2011, the peer group companies had the following financial statistics (in millions):

		Market
	Revenue	Capitalization	Total Assets
25th Percentile	$795	$516	$397
Median	$991	$762	$636
75th Percentile	$1,537	$1,008	$909
TRUEBLUE	$1,149	$793	$546
Percentile Rank	62.9%	54.3%	41.1%

Market Analysis Findings

     The Mercer compensation review found current base salary and total target cash compensation were slightly below the market 25th percentile for the Chief Executive Officer and slightly above the market 25th percentile for the other NEOs. The compensation review also found that the short-term cash incentive targets were at the market 25th percentile for all of the NEOs. Additionally, the Mercer compensation review found the target long-term equity incentive grant value was between the market 25th percentile and 50th percentile for the Chief Executive Officer and slightly below the market 50th percentile for the other NEOs. Over time, the Company strives for overall total compensation to approximate the 50th percentile of the market, and recognizes current compensation, on average or by particular element, is below this level.

     In 2012, the Committee chose to make changes in compensation elements for select NEOs with a particular focus on increasing 'at risk' performance-based compensation opportunity. Upon reflection of the objectives of the compensation program, the Committee approved changes to individual 2012 NEO compensation elements as described in the sections that follow.

2012 “Say-on-Pay” Advisory Vote on Executive Compensation

     Beginning in 2011, the Company started providing shareholders an annual “say on pay” advisory vote on its executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended. At our 2012 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of our NEOs, with more than 95% of the votes cast for approval of the “say on pay” advisory vote on executive compensation. The Committee evaluated the results of the 2012 advisory vote in evaluating the Company's executive compensation programs. The Committee also considered many other factors as discussed in this Compensation Discussion and Analysis, including the Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data of a comparator group of peers. Each of these factors was evaluated in the context of the Committee's fiduciary duty to act as the directors determine to be in shareholders' best interests. Additionally, each of these factors bore on the Committee's decisions regarding our NEOs' compensation, and the Committee did not make any changes to our executive compensation program and policies as a result of the 2012 “say on pay” advisory vote.

2012 Compensation Detail

          Base Salaries

     The Committee determined base salaries for the NEOs would be adjusted in 2012, the first increase in base salaries since 2008, for all but Ms. Cannon who was hired in November 2010. As noted above, the Mercer compensation review found current base salary and total target cash compensation were slightly below the market 25th percentile for the Chief Executive Officer and slightly above the market 25th percentile for the other NEOs. After the adjustments noted below, the Chief Executive Officer's base salary was slightly above the market 25th percentile and base salaries for the NEOs were slightly below the median.

			Percentage
NEO	2011 Base Salary	2012 Base Salary	Change
Mr. Cooper	$550,000	$600,000	9%
Mr. Gafford	$300,000	$350,000	17%
Ms. Cannon	$300,000	$300,000	—%
Mr. Defebaugh	$300,000	$310,000	3%
Mr. Larkin	$300,000	$330,000	10%

          Short-Term Incentive Plan

     The short-term incentive bonus for 2012 measured and rewarded performance against two components: Company and Individual Performance. At target, the components were equally weighted. Both components were calculated separately and added together to determine the total bonus awarded at the end of the performance period. Under the 2012 plan no short-term incentive bonuses, whether based on Company or Individual Performance goals, could be earned unless the Company was profitable after taking into account payment of any and all management bonuses. Consistent with the objective that potential compensation reflect the role, scope and responsibility of each NEO, the short-term incentive potential varies by executive.

          Component # 1 - Individual Performance
     Mr. Cooper could earn a bonus of up to 50% of his base salary for performance against his individual goals established at the beginning of the fiscal year. Individual performance goals for the Chief Executive Officer are reviewed by the Governance Committee and approved by the Board at the beginning of the bonus period.

     Other NEOs could earn a bonus of up to 20% of their base salary for performance against their individual goals. Individual Performance goals are established to align NEOs' focus on the management of critical matters for which they have both direct and shared responsibility. These goals are established by the Chief Executive Officer and approved by the Committee at the beginning of the fiscal year.

          Component # 2 - Company Performance
     The Company performance goal for 2012 was based on EBITDA growth over the previous year. Mr. Cooper could earn a bonus up to 100% of his base salary based on EBITDA growth realized during the year. Messrs. Gafford and Larkin could earn a bonus up to 60% of their base salary and Mr. Defebaugh and Ms. Cannon could earn a bonus up to 40% of their base salary. (EBITDA is a non-GAAP financial measure which excludes interest, taxes, depreciation, and amortization from net income and is a key measure used by management in evaluating performance.)

          Total Bonus Opportunity
     Mr. Cooper's maximum bonus opportunity was 150%, Messrs. Gafford's and Larkin's was 80%, and Mr. Defebaugh's and Ms. Cannon's was 60% of base salary.

     The following table shows the two components (Individual and Company) of the short-term incentive for 2012 and the potential award as a percentage of base salary payable for each component.

	Component # 1	Component # 2 - Company Performance
	Individual	Award as Percentage of Base Salary
NEO	Performance	(based on meeting EBITDA growth targets)
	Award
	as Percentage of	Threshold	Target	Maximum
	Base Salary	(10% Growth)*	(20% Growth)*	(40% Growth)*
Mr. Cooper	Up to 50%	25%	50%	150%
Mr. Gafford	Up to 20%	10%	20%	60%
Ms. Cannon	Up to 20%	10%	20%	40%
Mr. Defebaugh	Up to 20%	10%	20%	40%
Mr. Larkin	Up to 20%	10%	20%	60%
____________________

*The number in parentheses under the threshold, target, and maximum columns represents the Company EBITDA growth required to attain the corresponding award payment.

          2012 Individual Performance
     The Chief Executive Officer's individual performance bonus for 2012 was based on a review of specific performance goals involving areas of responsibility including:

  Resource Management;
  Systems Implementations;
  Change Management;
  Strategy Development; and
  Leadership Development.

     At the end of the year, the Governance Committee met and discussed each performance area, the Chief Executive Officer's self-evaluation and the evaluations of each of the independent directors. The Governance Committee noted the Company's strong performance under the Chief Executive Officer's leadership. After review and discussion, the Governance Committee concluded that based on all the facts and circumstances the Chief Executive Officer had performed at a level that entitled him to receive 90% of his individual bonus which was equal to 45% of his base salary.

     The goals for all other NEOs were focused on the following categories:

  Resource Management;
  Systems Implementations;
  Change Management;
  Strategy Development;
  Leadership Development; and
  Function-specific Goals.

     Based on the Chief Executive Officer's recommendation, as reviewed and approved by the Committee, the following determinations were made: Messrs. Defebaugh and Larkin each received 90% of his individual bonus opportunity equal to 18% of base salary, and Mr. Gafford and Ms. Cannon received 80% of his/her respective individual bonus opportunity equal to 16% of base salary.

          2012 Company Performance
     The Company achieved EBITDA growth in fiscal 2012 of 12%, which earned 60% of the target Company performance incentive for the Chief Executive Officer and the other NEOs.

     The following table shows the short-term incentive bonus amounts for 2012 paid to each of the NEOs:

		2012 Total Bonus
		Opportunity at		Component #1 - Individual			Component #2 - Company
		Target		Performance			Performance			2012 Total Bonus
		Total								Total
		Bonus								Bonus
		as %			Individual			Company		as %
		of	Total		Bonus as			Bonus as		of
	Base	Base	Bonus at	Individual	% of Base	Individual	Company	% of Base	Company	Base	Total Bonus
Executive	Salary	Salary	Target $	Score	Salary	Bonus $	Score	Salary	Bonus $	Salary	Earned
Mr. Cooper	$600,000	100%	$600,000	90%	45%	$270,000	60%	30%	$180,000	75%	$450,000
Mr. Gafford	$350,000	40%	$140,000	80%	16%	$56,000	60%	12%	$42,000	28%	$98,000
Ms. Cannon	$300,000	40%	$120,000	80%	16%	$48,000	60%	12%	$36,000	28%	$84,000
Mr. Defebaugh	$310,000	40%	$124,000	90%	18%	$55,800	60%	12%	$37,200	30%	$93,000
Mr. Larkin	$330,000	40%	$132,000	90%	18%	$59,400	60%	12%	$39,600	30%	$99,000

          Long-Term Executive Equity Incentive Plan

     The Long-Term Executive Equity Incentive Plan is designed to align the interests of the NEOs with those of the shareholders. The combination of vesting requirements and stock ownership guidelines promote retention and a long-term commitment to the Company.

     The 2012 equity awards for NEOs were comprised of a combination of restricted shares and performance share units. The Committee chose these two equity vehicles after considering other vehicles, including stock options. It was determined that performance shares were a better way to directly link to specific long-term performance goals than stock options. The restricted share grants balance the package with a retention component.

     The Committee approved increasing the equity targets for Messrs. Cooper, Gafford and Larkin in 2012, to more closely align with external market target long-term incentive opportunity as their equity targets were low when compared to this market information. However, in keeping with the Committee's commitment to deliver a strong pay-for-performance program, the increased value in equity was awarded in the form of performance shares only. Equity targets did not change for Mr. Defebaugh or Ms. Cannon over 2011 values.

     The following table shows the total target award as a percentage of base salary and the mix between restricted stock and performance share units for our Chief Executive Officer and each of the other NEOs.

	Total Equity as % of	Restricted Shares as %	Performance Shares as
NEO	Base Salary	of Base Salary	% of Base Salary
Mr. Cooper	200%	75%	125%
Mr. Gafford	120%	60%	60%
Ms. Cannon	100%	60%	40%
Mr. Defebaugh	100%	60%	40%
Mr. Larkin	120%	60%	60%

          Calculating Target Shares at Time of Grant and Vesting

          Restricted Shares
     The actual number of shares awarded was calculated by dividing the target dollar value of the award by the 60-day average closing price of the underlying stock on the day of grant. The grant date was second trading day after the announcement of fourth quarter and year-end results, which for the 2012 grant was February 10, 2012. Restricted shares vest one-third each year on the anniversary date of the award.

          Performance Shares
     The actual number of target performance shares awarded was calculated by dividing the target dollar value of the award by 80% of the 60-day average closing price of the Company's stock on the day of grant. This 20% "discount" was recommended by Mercer to take into account the contingent nature of the units and risk of forfeiture. Performance share units will vest and be converted into our common stock only if certain cumulative growth rates (EBITDA and revenue) are met at the completion of the three-year award period.

     The Committee established and the Board approved minimum, target and maximum vesting rates according to potential growth results for the Company as set forth in the following table. Award levels will be extrapolated between levels beginning at the 50% threshold level up to the maximum level. No performance share will vest at any level unless total cumulative revenue at the end of the three-year period exceeds three times 2011 Revenue plus 10% of 2011 Revenue.

		% of Shares Awarded
	Maximum
	40% Growth	150%
3-year Cumulative	Target 20%
EBITDA	Growth	100%
	Threshold
	10% Growth	50%

     The Committee believes the achievement of sustained EBITDA growth, together with the revenue growth threshold, required by the performance share award will be of substantial benefit to the shareholders. If the 10% revenue growth threshold is met the number of performance share units earned at the end of the three-year award period will be determined by the cumulative growth in EBITDA during the performance period. Example: If the three-year EBITDA growth averages 20%, NEOs will receive 100% of their target performance share units. A three-year 40% cumulative growth in EBITDA will earn an award of 150% of the target performance share units.

     For accounting purposes, we treat performance share units and restricted shares as required by FASB ASC Topic 718. Grant awards are recorded at the maximum number of shares that could vest, but the compensation expense is recorded only for the amount of shares expected to vest. For performance shares, at the time of grant we estimate the number of shares that will vest and be distributed to NEOs in three years. Therefore, in accordance with FASB ASC Topic 718, we expense one-third of the value of the anticipated amount of performance shares expected to vest each year during the performance period. If, during the performance period, our estimate of the likely achievement of the performance goals changes, a cumulative change in the expenses will also be made at the time of the change in the estimate.

          2010-2012 Performance Share Award

     In 2010, Messrs. Cooper, Defebaugh, Gafford and Larkin were awarded target performance shares as a component of their total long-term equity award. The performance shares provided the potential to earn up to 150% of the target performance shares granted, upon completion of the three-year performance cycle and dependent upon performance against financial metrics established by the Committee at the beginning of the performance cycle as illustrated by the table below:

			Average Annual Revenue Growth
			Threshold 3%	Target 6%	Maximum 9%
Average Annual EBITDA Growth	Maximum	27%	100%	125%	150%
	Target	18%	75%	100%	125%
	Threshold	9%	50%	75%	100%

     During this three-year period, the Company realized 11% average revenue growth and 37% average EBITDA growth, achieving maximum payout of 150% of target shares under the plan.

     Actual shares granted to each eligible NEO is summarized below.

		Actual Shares
Executive	Target Shares	Awarded
Steve Cooper	35,414	53,121
Jim Defebaugh	10,302	15,453
Derrek Gafford	10,302	15,453
Wayne Larkin	10,302	15,453

Compensation Risk Analysis

     The Committee regularly reviews our various compensation plans and has concluded they are not reasonably likely to have a material adverse effect on the Company, nor does the design of the compensation program for our NEOs encourage excessive or unnecessary risk-taking. The current short-term incentive plan focuses on multiple goals such as resource management, leadership development, change management and company profitability and provides relatively modest awards for achievement of the goals. As discussed above, a significant portion of the executive compensation for the NEOs is received under the Long-Term Executive Equity Incentive Plan, which includes vesting and performance requirements and provides meaningful shareholder value primarily in the form of sustained long-term growth of our common stock.

     The Committee believes the following features of our 2012 compensation program, as described in greater detail previously in this document, serve to mitigate excessive or unnecessary risk-taking:

  short-term and long-term incentives include financial and non-financial metrics or objectives that required substantial performance on a broad range of material initiatives and/or sustained financial performance and growth;
  the Committee capped the maximum amount of annual cash bonus that could be earned;

  a substantial portion of the total compensation for NEOs was delivered via equity awards that include a mix of restricted stock that vests over three years and performance share units that vest based on meeting certain performance targets and that encourage retention and sustained performance over time;
  change-in-control provisions require a 'double-trigger' event; and
  the Company has stock ownership guidelines for the NEOs, insider trading and anti-hedging policies for NEOs and directors.

     In addition, in 2012 the Company adopted a claw-back policy, which became effective at the beginning of fiscal year 2013.

          Claw-back policy

     The Committee adopted a formal claw-back policy that became effective for fiscal year 2013. Our policy applies to all current and former NEOs and certain other executives (including the chief accounting officer) who receive incentive based compensation after January 1, 2013. Under the policy, the Company may seek to recover the incentive compensation awarded or paid where: (a) the incentive based compensation was calculated based wholly or in part upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Committee's view the executive engaged in fraud or illegal conduct that materially contributed to or caused the restatement, and (c) a lower payment would have been made to the executive based upon the restated financial results. The Committee retains discretion regarding the application of the policy and may determine not to seek recovery from an executive if it determines that to do so would be unreasonable or that it would be better for the Company not to do so.

          Stock Ownership Guidelines

     In 2008, the Committee adopted the following stock ownership guidelines applicable to the NEOs based on a multiple of base salary:

Level	Stock Ownership Requirement
Chief Executive Officer	Three times base salary
Other NEOs	Two times base salary

     NEOs are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares or shares held in the NEO's account under our employee stock purchase or 401(k) plans. Unvested performance shares may not used to satisfy the stock ownership guidelines. Compliance with the guidelines are reviewed on an ongoing basis. NEOs who have not be satisfied the applicable guideline after becoming subject to them are encouraged to retain 50% of the net amount of their shares (after applicable taxes) on each vesting date for their restricted stock awards. Messrs. Cooper, Defebaugh, Gafford and Larkin have met their stock ownership requirements. The Committee has determined that Ms. Cannon, hired in 2010, is making acceptable progress toward her stock ownership requirement.

          Insider Trading Policy

     Under the Company's Insider Trading Policy, all directors and NEOs are prohibited from hedging the economic interest in our securities that they hold. In addition, we prohibit Company personnel, including the NEOs from engaging in any short-term, speculative securities transactions, including purchasing Company securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

          Employment Agreements

     The Company has entered into employment agreements with each of the NEOs, pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below under “Potential Payments to Named Executive Officers upon Termination or Change-in-Control.” The Committee believes that the termination payments under the employment agreements are necessary to attract and retain high caliber executives in a competitive labor market, and to further motivate them to contribute to our short-and long-term success for the benefit of our shareholders. The Committee designed the termination payments, which are competitive with our compensation peer group and general industry practices, to achieve a balance between these objectives and the potential impact on the shareholders. The major provisions intended to achieve this balance include:

  the termination benefits are only payable if the executive's employment is terminated without cause or if the executive terminates his or her employment with good reason other than death or disability;

  cash severance payments are limited to separation payments at a rate equal to the executive's base salary for 18 months for Mr. Cooper and 12 months for the other NEOs. In addition, under their employment agreement or plan document, the NEOs would receive a prorated short-term incentive bonus subject to the performance conditions set by the Board;
  vesting in certain equity awards as set forth in the NEOs employment agreement or applicable grant document;
  Mr. Cooper's employment agreement provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code by reason of his vesting of the unvested equity awards, the amount of such payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest his unvested equity incentive awards, so that no such payments shall constitute excess parachute payments; and
  the separation benefits are conditioned upon the execution by the executives of a release of claims against the Company, and continued compliance with non-competition and other covenants made by the executive.

          Change-in-Control Agreements

     The Company has entered into change-in-control agreements with certain executive officers, including all NEOs. These agreements are described in greater detail under “Potential Payments to Named Executive Officers upon Termination or Change-in-Control” below, and were approved by all of the independent directors. The change-in-control agreements are intended to protect the interests of our shareholders by providing short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of our shareholders. The Committee designed the change-in-control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions intended to achieve this balance include:

  the change-in-control agreements require a “double trigger,” i.e., both a change-in-control and either an involuntary termination by the Company or a termination for good reason of the executive;
  the basic benefit is limited to an amount equal to two times (three times in the case of the Chief Executive Officer) the sum of (i) the executive's annual base salary rate in effect for the year in which the termination date occurs and (ii) the executive's short-term incentive target award, in addition to the immediate vesting of outstanding, unvested equity awards;
  the effective cost is further controlled by a “modified cap” which provides that if the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code, then the amount required to be paid is the greater of the cut-back parachute payment or 90% of the full parachute payment after taxes;
  the agreements do not include an obligation to pay a “gross up” in the event excise taxes are payable; and
  the agreements include restrictive covenants covering non-competition, non-solicitation, non-disparagement and confidentiality.

          Nonqualified Deferred Compensation Plan

     The Committee approved and adopted the Company's Nonqualified Deferred Compensation Plan in 2006 (the “Deferred Compensation Plan”). The NEOs, in addition to other of our highly compensated employees, as defined in IRS regulations, are entitled to participate in the Deferred Compensation Plan. The NEOs are not entitled to participate in the Company's 401(k) plan. In October 2012, the Company adopted changes to the Plan allowing participants to maintain their balances in the Deferred Compensation Plan upon termination of employment if a participant has attained the age of at least 40 years, achieved five years of credited service and has an accumulated balance of at least $5,000. The change is intended to make the plan more attractive to participants as a possible retirement planning vehicle.

     Under the Deferred Compensation Plan, eligible employees may defer up to 75% of base salary and up to 100% of amounts received under the short-term incentive plan. The Deferred Compensation Plan also includes in-service accounts that allow distribution of contributions during employment and installment payments for distributions (up to 10 years) for additional flexibility for tax purposes and retirement planning. Under the Deferred Compensation Plan, the Company can match employee contributions at double the rate matched under the Company's 401(k) plan and such matching funds will be immediately vested. Under the Plan, the Company can also make additional contributions with different vesting schedules for retention purposes, but no additional contributions were made during 2012.

     Although we plan to invest deferred amounts in separate investment funds managed by third parties, we are not required to do so and all deferred amounts are subject to the risk of loss in the event we become insolvent. The Deferred Compensation Plan is administered by a benefits committee consisting of our employees and NEOs who are eligible to participate on the same basis as other eligible employees.

     The Committee believes the Deferred Compensation Plan is necessary as a competitive, meaningful retirement benefit for those employees who are eligible to participate, which includes the NEOs, and does not impose any significant risk to or burden on the Company.

Pension Benefits

     The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Tax and Accounting Implications

          Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits our ability to deduct certain compensation over $1 million paid to certain of the NEOs unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes it is generally in our best interest to comply with Section 162(m) and expects most of the compensation paid to the NEOs will be under the $1 million limit, eligible for exclusion as performance-based pay (such as stock options and performance share units) or based on other qualified performance objectives. However, notwithstanding this general practice, the Committee also believes there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible some compensation paid to certain of the NEOs may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan and short-term incentive bonuses to the extent the aggregate of non-exempt compensation exceeds the $1 million level.

          Nonqualified Deferred Compensation

     We are operating in compliance with the statutory provisions regarding nonqualified deferred compensation arrangements in Section 409A of the Internal Revenue Code.

          Accounting for Stock-Based Compensation

     We account for stock-based compensation, including our Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program, Performance Share Units and Stock Award Program in accordance with the requirements of FASB ASC Topic 718.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

     The following table shows all compensation paid by the Company in fiscal 2010, 2011, and 2012 to our Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers. All individuals listed in the following tables are referred to in this Proxy Statement as the “Named Executive Officers” or “NEOs.”

				Non-Equity
				Incentive Plan
			Stock	Compensation	All Other
Name and Principal Position	Year	Salary	Awards (1)	(2)	Compensation		Total
Steven C. Cooper	2010	$550,002	$928,127	$495,000	—		$1,973,129
President and	2011	$550,002	$928,124	$495,000	—		$1,973,126
Chief Executive Officer	2012	$599,040	$1,624,042	$450,000	—		$2,673,082
Derrek L. Gafford	2010	$300,000	$330,002	$180,000	—		$810,002
Executive Vice President and	2011	$300,000	$329,990	$180,000	$8,250	(3)	$818,240
Chief Financial Officer	2012	$349,041	$553,046	$98,000	$8,500	(3)	$1,008,587
Kimberly Cannon	2010	—	—	—	—		—
Executive Vice President,	2011	$300,000	$329,990	$180,000	$88,250	(4)	$898,240
Human Resources	2012	$300,008	$386,258	$84,000	$8,500	(3)	$778,766
James E. Defebaugh	2010	$300,000	$330,002	$180,000	$136	(5)	$810,138
Executive Vice President,	2011	$300,000	$329,990	$180,000	$7,500	(3)	$817,490
Secretary, General Counsel	2012	$309,809	$399,144	$93,000	$2,700	(3)	$804,653
Wayne Larkin	2010	$300,000	$330,002	$168,000	—		$798,002
Executive Vice President,	2011	$300,000	$329,990	$162,000	$8,250	(3)	$800,240
Branch Operations	2012	$329,423	$521,445	$99,000	$8,500	(3)	$958,368
____________________

(1)	The value in this column represents the aggregate amount of both restricted shares and performance share units granted to NEOs calculated according to FASB ASC 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO, or the manner of calculating the restricted share or performance share unit award used by the Compensation Committee. For example, in 2012, Mr. Cooper received a target value of $450,000 in restricted shares with the actual number of shares granted being calculated using the average closing price of our stock on the preceding 60 trading days which was $14.43. In 2012, Mr. Cooper also received a target value of $750,000 in performance share units with the actual number of performance shares being calculated using 80% of the average closing price of our stock on the preceding 60 trading days which was $11.54. Thus the FASB ASC 718 grant date fair value of Mr. Cooper's restricted shares was $526,715 and the FASB ASC 718 grant date fair value of Mr. Cooper's performance share units was $1,097,326, which is the amount included in the table above. Performance shares units will vest three years after the grant date if certain long-term Company performance goals are met, as discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. Equity awards are described in more detail in the Compensation Discussion and Analysis section of this proxy statement and in the Grants of Plan-Based Awards Table. For additional information, refer to Note 10 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2012 Form 10-K (listed under Stock Based Compensation). The value of the performance share units granted in 2012 is based upon the target outcome of the performance conditions at the grant date. The maximum value of the 2012 performance share units assuming that the highest level of performance conditions will be achieved, based on the grant date share price of $16.89, is approximately $1,645,998 for Mr. Cooper, $460,877 for Mr. Gafford, $434,546 for Mr. Larkin, $263,366 for Ms. Cannon, and $272,149 Mr. Defebaugh.
(2)	The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the following fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion above in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”
(3)	These amounts represent matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan.
(4)	$80,000 of this amount represents a 2010 transition award partially paid in 2011, and $8,250 of this amount represents matching funds paid by the Company to the NEO's Nonqualified Deferred Compensation Plan.
(5)	This amount represents a Service Award received by the NEO.

Grants of Plan-Based Awards

										Grant
				Estimated Possible Payouts						Date Fair
				Under			Estimated Future			Value of
				Non-Equity Incentive Plan			Payouts Under Equity Incentive			Equity
				Awards (2)			Plan Awards (3)			Based
		Grant	Action							Awards
Name	Type of Award	Date	Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	(4)
Steven C. Cooper
	Cash Incentive		12/7/2011	$450,000	$600,000	$1,200,000
	Restricted Stock	2/10/2012						31,185		$526,715
	Performance Share Units	2/10/2012	12/7/2011				32,485	64,969	97,454	$1,097,327
Derrek L. Gafford
	Cash Incentive		12/7/2011	$105,000	$140,000	$280,000
	Restricted Stock	2/10/2012						14,553		$245,800
	Performance Share Units	2/10/2012	12/7/2011				9,096	18,191	27,287	$307,246
Kimberly A. Cannon
	Cash Incentive		12/7/2011	$90,000	$120,000	$180,000
	Restricted Stock	2/10/2012						12,474		$210,686
	Performance Share Units	2/10/2012	12/7/2011				5,198	10,395	15,593	$175,572
James E. Defebaugh
	Cash Incentive		12/7/2011	$93,000	$124,000	$186,000
	Restricted Stock	2/10/2012						12,890		$217,712
	Performance Share Units	2/10/2012	12/7/2011				5,371	10,742	16,113	$181,432
Wayne Larkin
	Cash Incentive		12/7/2011	$99,000	$132,000	$264,000
	Restricted Stock	2/10/2012						13,721		$231,748
	Performance Share Units	2/10/2012	12/7/2011				8,576	17,152	25,728	$289,697
____________________

(1)	This column reflects the date that the Compensation Committee approved the Company performance targets and individual performance targets and awards pursuant to the Short-Term Incentive Plan, and also set the Company performance targets for the performance share unit awards under the Long-Term Incentive Plan.
(2)	These columns show what the potential payout for each NEO was under the Short-Term Incentive plan in 2012, if the threshold, target or maximum goals were satisfied for all performance measures. The potential payouts were performance- driven and therefore completely at risk. For actual payouts under the Short-Term Incentive plan for 2012, please see the Summary Compensation Table above. The business measurements, performance goals and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis section above.
(3)	These columns show the number of restricted share awards and performance share units granted in 2012 to the NEOs under the Long-Term Incentive plan. The target number of restricted shares and performance share units granted was calculated using the target value for the award which is based on a percentage of the NEO's salary. The amounts shown for restricted stock awards granted vest in equal installments over three years. The 2012 performance share units vest three years after the date of grant, if at all. The amounts shown reflect the potential payout for performance share units for each NEO under the Long-Term Inventive plan if the threshold, target or maximum Company performance goals are satisfied. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section above. The number of restricted shares granted was calculated using the average closing price of Company shares during the 60 trading days preceding the grant date, which was $14.43. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO's salary) divided by 80% of the average closing price of Company shares during the 60 trading days preceding the grant date the grant date, which was $11.54.

(4)	This column shows the grant date fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, grant date fair value was calculated using the closing price of Company stock on the date of grant. The closing price of Company stock on February 10, 2012, was $16.89. For performance share units, grant date fair value was calculated using the closing price of Company stock on the date of grant and the target number of performance share units. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section, above. The amounts shown are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information on the calculation and valuation of equity awards, refer to the Compensation Discussion and Analysis section above, and refer to Note 10 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2012 Form 10-K (listed under Stock Based Compensation).

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on the holdings of stock options, restricted stock awards and performance share units of the NEOs as of December 28, 2012. This table includes unexercised and unvested option awards and unvested shares of restricted stock and performance share units. The option exercise price shown below reflects the closing market price of the Company’s stock on the date of the grant. The market value of the restricted stock awards and performance share units is based on the closing market price on December 28, 2012, which was $15.54. For additional information about the option awards, restricted stock awards and performance share units, see the description of equity incentive compensation in the Compensation Discussion and Analysis section above. The vesting schedule for each grant is shown following this table, based on the restricted stock award or performance share unit grant date. Grants that are not listed in the vesting schedule are 100% vested.

	Stock Option Awards					Restricted Stock & Performance Share Units
								Number of		Market
		Number of	Number of					Shares or		Value of
		Securities	Securities					Units		Shares or
		Underlying	Underlying					of Stock		Units of
		Unexercised	Unexercised	Option	Option			That		Stock That
	Grant	Options	Options	Exercise	Expiration			Have Not		Have Not
Name	Date	Exercisable	Unexercisable	Price	Date	Grant Date		Vested		Vested
Steven C. Cooper
	1/3/2006	38,251		$21.24	1/3/2013	2/5/2010	(1)	9,444		$146,760
	2/2/2007	51,000		$18.98	2/2/2014	2/5/2010	(2)	53,121	(3)	$825,500
	2/1/2008	85,317		$14.85	2/1/2015	2/11/2011	(1)	16,015		$248,873
	2/6/2009	11,014		$9.08	2/6/2016	2/11/2011	(2)	45,047	(3)	$466,682
						2/10/2012	(1)	31,185		$484,615
						2/10/2012	(2)	64,969	(4)	$1,009,618
Derrek L. Gafford
	1/3/2006	29,644		$21.24	1/3/2013	2/5/2010	(1)	4,121		$64,040
	2/2/2007	24,000		$18.98	2/2/2014	2/5/2010	(2)	15,453	(3)	$240,140
	2/1/2008	24,820		$14.85	2/1/2015	2/11/2011	(1)	6,988		$108,594
						2/11/2011	(2)	13,104	(3)	$135,757
						2/10/2012	(1)	14,553		$226,154
						2/10/2012	(2)	18,191	(4)	$282,688
Kimberly A. Cannon
						11/8/2010	(1)	3,608		$56,068
						2/11/2011	(1)	6,988		$108,594
						2/11/2011	(2)	13,104	(3)	$135,757
						2/10/2012	(1)	12,474		$193,846
						2/10/2012	(2)	10,395	(4)	$161,538
James E. Defebaugh
	1/3/2006	27,174		$21.24	1/3/2013	2/5/2010	(1)	4,121		$64,040
	2/2/2007	26,400		$18.98	2/2/2014	2/5/2010	(2)	15,453	(3)	$240,140
	2/1/2008	24,820		$14.85	2/1/2015	2/11/2011	(1)	6,988		$108,594
	2/6/2009	11,014		$9.08	2/6/2016	2/11/2011	(2)	13,104	(3)	$135,757
						2/10/2012	(1)	12,890		$200,311
						2/10/2012	(2)	10,742	(4)	$166,931
Wayne Larkin
	1/3/2006	24,704		$21.24	1/3/2013	2/5/2010	(1)	4,121		$64,040
	2/2/2007	20,000		$18.98	2/2/2014	2/5/2010	(2)	15,453	(3)	$240,140
	2/1/2008	24,820		$14.85	2/1/2015	2/11/2011	(1)	6,988		$108,594
	2/6/2009	38,462		$9.08	2/6/2016	2/11/2011	(2)	13,104	(3)	$135,757
						2/10/2012	(1)	13,721		$213,224
						2/10/2012	(2)	17,152	(4)	$266,542
____________________

(1)	Restricted Stock Awards.
(2)	Performance Share Units. For additional information on the vesting schedule and Company performance goals for performance share units please see the Compensation Discussion and Analysis section above.
(3)	The amount shown assumes 150% of the grant, or the maximum potential number of shares will be awarded.
(4)	The amount shown assumes 100% of the grant, or the target potential number of shares will be awarded.

Vesting Schedule for Outstanding Awards at Fiscal Year-End Table

     Vesting schedules are provided below for grants that were not 100% vested as of December 28, 2012.

Restricted Stock & Performance Share Units
Grant Date	Awards Vesting Schedule
2/5/2010 (1)	33% vests each year for 3 years
2/5/2010 (2)	Vests on 3rd anniversary of award, if at all, according to predetermined targets
11/8/2010 (1)	25% vests each year for 4 years
2/11/2011 (1)	33% vests each year for 3 years
2/11/2011 (2)	Vests on 3rd anniversary of award, if at all, according to predetermined targets
2/10/2012 (1)	33% vests each year for 3 years
2/10/2012 (2)	Vests on 3rd anniversary of award, if at all, according to predetermined targets
____________________

(1)	Restricted Stock Awards.
(2)	Performance Share Units. For additional information on the vesting schedule and Company performance goals for awards granted in 2012 please see the Compensation Discussion and Analysis section above. For performance share awards granted in 2010 and 2011 additional information on performance goals can be found in our prior proxy statements.

Option Exercises and Stock Vested

     The following table provides information for the NEOs regarding: (1) stock option exercises during 2012, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized before payment of applicable withholding tax and broker commissions. The value realized represents long-term gain over many years, which is not part of compensation awarded in 2012 as reported in the Summary Compensation Table above.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
Name	Acquired on Exercise	Exercise (1)	Acquired on Vesting	on Vesting (2)
Steven C. Cooper	121,198	$1,001,359	32,595	$552,586
Derrek L. Gafford	38,462	$304,866	14,223	$241,124
Kimberly A. Cannon	—	—	5,299	$83,872
James E. Defebaugh	27,448	$214,283	14,223	$241,124
Wayne Larkin	—	—	16,395	$276,680
____________________

(1)	The aggregate dollar amount realized upon exercise of options is determined by calculating the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.
(2)	The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

     The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

     The Company maintains a Nonqualified Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual incentive bonus and thereby defer taxes. The following table provides additional information about the amounts deferred by our NEOs:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings (Loss)	Withdrawals/	Balance at Last
Name	Last FY (1)	Last FY (2)	in Last FY (3)	Distributions	FYE
Steven C. Cooper	—	—	—	—	—
Derrek L. Gafford	$20,943	$8,500	$16,789	—	$165,327
Kimberly A. Cannon	$30,000	$8,500	$21,707	—	$174,007
James E. Defebaugh	$5,400	$2,700	$2,794	—	$30,545
Wayne Larkin	$19,765	$8,500	$17,750	—	$133,438
____________________

(1)	The amounts contributed to this plan by the Company’s NEOs are set forth in this table and are included in the amounts shown as “Salary” in the Summary Compensation Table, above.
(2)	These amounts were earned as a match to contributions made by the NEO to the Company Nonqualified Deferred Compensation plan in 2012, but paid in early 2013, and therefore not included in the column “Aggregate Balance at Last FYE.” These amounts are included in the amounts shown as "All Other Compensation" in the Summary Compensation Table, above.
(3)	These amounts were earned, or lost, by the NEO according to investment gains and losses based on the performance of certain investment choices selected by the participants in the Nonqualified Deferred Compensation plan. These investment choices are the same investment choices available under the tax-qualified 401(k) plan offered by the Company to eligible employees (except that Company stock is available as an investment in the tax-qualified 401(k) plan). Participants may change their investment elections at any time under the same rules that apply under the 401(k) plan.

     The participants in the Nonqualified Deferred Compensation Plan may annually elect to defer up to 75% of salary and up to 100% of their annual incentive bonus. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds after the termination of their employment or during employment in the case of an unforeseen emergency, the disability of the participant, or a change-in-control. Beginning in 2011, participants also have the option to receive a distribution of deferred funds during employment if such a distribution was established prior to the deferral. Any Company matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Prior to 2011, any matching contributions a participant received in the plan for the plan year were subject to a vesting schedule over five years. Matching funds in 2012 were immediately vested

     The deemed rates of return for the earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six months before the actual payment of the participant’s account balance.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

     The Company has entered into employment agreements and change-in-control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which is also described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

     Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated by the Company without cause or for good reason by the NEO on December 28, 2012.

          Employment Agreement for Steven C. Cooper

     Mr. Cooper’s employment agreement provides that if the Company terminates his employment without cause or if Mr. Cooper terminates his employment with good reason other than death or disability, then he will be entitled to the following:

  separation payments at a rate equal to his base salary at the time of termination for a period of 18 months;
  payment of Mr. Cooper’s then applicable short term incentive bonus subject to performance conditions set by the Board and prorated for the portion of the bonus period Mr. Cooper is actually employed by the Company; and
  immediate accelerated vesting in all previously awarded but unvested stock options, restricted stock, performance share units (which vest based on performance after the applicable performance period) and other equity awards, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.

     The foregoing separation benefits are conditioned upon the execution by Mr. Cooper of a release of claims against the Company and continued compliance by Mr. Cooper with all covenants with the Company. Pursuant to his employment agreement, Mr. Cooper’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions and non-competition and non-solicitation. Mr. Cooper is also party to a non-competition agreement with the Company in the form described below.

     Mr. Cooper’s employment agreement also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended, (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Cooper, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

          Employment Agreements for Ms. Cannon, and Messrs. Defebaugh, Gafford, and Larkin

     Ms. Cannon and Messrs. Defebaugh, Gafford and Larkin are parties to employment agreements which provide that if the Company terminates the NEO’s employment without cause, or if the NEO terminates their employment with good reason, and such termination is for other than death or disability, then the NEO will be entitled to the following:

  separation payments for twelve months from the termination date at a rate equal to the NEO's base salary at the time of termination; and
  immediate accelerated vesting in any previously awarded stock options, restricted stock, performance share units (which vest based on performance after the applicable performance period, and in an amount pro-rated for the portion of the performance period the NEO is employed plus any accelerated vesting period) and other equity awards as if the NEO had worked for the Company for twelve months after their termination date, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.

     As a condition precedent to being entitled to receive the benefits set forth above, the NEO must (1) sign and deliver and thereafter not revoke a release; (2) be and remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions; and (3) be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the executive. The employment agreement contains, among other things, covenants relating to assignment of inventions, non-disclosure of confidential information, non-disparagement and duty of loyalty. Each NEO is also party to a non-competition agreement with the Company in the form described below.

     In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first six months after termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

          Change-in-Control Agreements

     The Company has entered into change-in-control agreements with various executive officers, including each of the NEOs. Each change-in-control agreement by its terms expires each year on December 31, provided that beginning on January 1 of each subsequent year, the change-in-control agreements will automatically be extended for an additional year, unless either party gives notice of termination not later than September 30 of the immediately preceding year. No such notices of termination were provided so the change-in-control agreements were in effect through December 28, 2012. If a change-in-control occurs during the term, the term will expire on the earlier of the third anniversary of the change-in-control or the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change-in-control, the agreement will expire on the date of termination of employment. The change-in-control agreements are effective on the date executed, but do not become operative unless a change-in-control occurs.

     Change-in-control means that during the term of the agreements any of the following events occur:

  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3 % of the combined voting power of the then-outstanding voting stock of the Company;
  a majority of the Board ceases to be comprised of incumbent directors; or
  the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.

     The Company will be required to pay the amounts described below if following the occurrence of a change-in-control (or within 90 days prior to the date of a change-in-control if at the request of a third party who has taken steps reasonably calculated to effect a change-in-control): (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability, or (2) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (1) and (2) is referred to in the change-in-control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change-in-control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change-in-control agreement. The material covenants of the executive in the change-in-control agreement include a duty of loyalty, non-disclosure, non-use and protection of confidential information, non-disparagement, non-competition and non-solicitation of employees and clients. The non-competition and non-solicitation provisions apply during the term of the change-in-control agreement and for a period of two years following the termination of employment.

     In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (a) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (b) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change-in-control or, if such target shall not have been established or shall be reduced after a change-in-control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change-in-control occurred). Such amounts shall be payable as follows: 50% shall be payable within five business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, so long as the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change-in-control agreement.

     In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change-in-control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock, performance share units and any other equity award shall become fully vested as of the date of termination.

     Notwithstanding any provision of the change-in-control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change-in-control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change-in-control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the executive receiving an after-tax amount less than 90% of the after-tax amount of the severance payments the NEO would have received under the change-in-control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced.

     In addition to the foregoing limitation, the change-in-control agreements provide that to the extent that the executive receives payments by reason of the executive's termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change-in-control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change-in-control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value receivable had such benefits been paid in full under the change-in-control agreement.

          Non-Competition Agreements

     Each of the NEOs has also entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of two years following the termination of such employment for any reason, the executive shall not, directly or indirectly:

  employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company;
  seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;
  solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;
  engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or
  do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.

     The non-competition agreement also provides that during the executive’s employment with the Company and for a period of 12 months (18 months in the case of Mr. Cooper) following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to or that competes with the business of the Company. Within 15 days after the termination of the executive’s employment, the Company, in its sole discretion, may elect to extend the non-competition period from 12 months (18 months in the case of Mr. Cooper) to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the executive is entitled to receive separation payments pursuant to the executive’s employment agreement will automatically and without further action be extended from 12 months (18 months in the case of Mr. Cooper) to 24 months. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

          Stock Option, Restricted Stock, and Performance Share Unit Agreements

     The award agreements that govern the stock option, restricted stock and performance share unit grants to the NEOs also provide that the stock options, restricted stock and performance share units, as applicable, will become fully vested if after a change of control, the NEO is terminated without cause or terminates employment for good reason. Performance share units vest in such an event at the target level, provided that the Compensation Committee shall have the discretion to determine that the performance goals shall be deemed to have been performed at the maximum level. For purposes of the stock option, restricted stock and performance share unit agreements, change of control means the first day that any one or more of the following conditions shall have been satisfied:

  the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

  an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;
  during any 24-consecutive month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or
  a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

          Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

     The table below quantifies the potential payouts to each of the NEOs. The table shows two alternative scenarios - termination before a change-in-control and termination after a change-in-control.

				Potential Payouts upon
				Involuntary Termination by
	Potential Payouts upon Involuntary Termination			Company without Cause or by
	by Company without Cause or by Executive for			Executive for Good Reason before
	Good Reason after a Change-in-Control (1)(2)			a Change-in-Control (3)
			Continuation
		Restricted Stock	of Health &		Restricted Stock &
	Cash	& Performance	Welfare	Cash	Performance Share
Name	Payment	Share Vesting (4)	Benefits	Payment(5)	Vesting (4)(6)(7)
Steven C. Cooper (8)	$3,600,000	$3,162,991	$68,622	$1,350,000	$3,162,991
Derrek L. Gafford (8)	$980,000	$1,054,575	$45,748	$448,000	$778,839
Kimberly A. Cannon (8)	$840,000	$683,294	$45,748	$384,000	$431,349
James E. Defebaugh (8)	$868,000	$941,926	$29,973	$403,000	$712,354
Wayne Larkin (8)	$924,000	$1,029,541	$45,748	$429,000	$766,459
____________________

(1)	Assumes that (a) the change-in-control agreement was effective as of December 28, 2012, (b) a change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO's employment for good reason on such date.
(2)	As explained above, the definition of a change of control for purposes of the stock option and restricted stock agreements differs slightly from the definition of change-in-control in the change-in-control and performance share agreements. In the event an NEO was terminated on December 28, 2012, by the Company without cause, or the NEO terminated NEO's employment for good reason on such date following a change of control under the stock option and restricted stock agreements that did not constitute a change-in-control for purposes of the change-in-control agreement, the NEO would have been entitled to the restricted stock vesting and stock option vesting but not the cash payment, performance share vesting or continuation of health and welfare benefits shown in the table.
(3)	Assumes that (a) the employment agreement was effective as of December 28, 2012, (b) no change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO's employment for good reason on such date.
(4)	The amounts shown for each NEO are calculated by multiplying the number of unvested restricted stock awards and unvested performance share awards (which are at 150% - the maximum - for the 2010 and 2011 awards and are at 75% for the 2012 award) for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the closing price of a share of common stock on December 28, 2012, which was $15.54. Unvested restricted stock and performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table.
(5)	These amounts include the amount earned under the 2012 short-term incentive plan, which according to the terms of the short-term incentive plan was payable upon the NEO's termination of employment under the conditions noted in footnote (3) above.
(6)	Mr. Cooper's employment agreement provides for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (3) above. Under the employment agreements for the NEOs (other than Mr. Cooper), however, vesting is only accelerated for those equity awards which would have vested in the 12 month period following a termination of employment under the conditions noted in footnote (3) above.
(7)	The performance share unit grant agreements provide that, upon termination of employment under the conditions noted in footnote (3) above, a pro-rata portion of the performance shares vest and are paid out at the end of the performance period based on actual performance. The NEOs also receive the additional vesting noted in footnote (6) above in addition to the pro-rata vesting. For the amounts shown, we have assumed maximum vesting over the performance period for the 2010 and 2011 awards and 75% vesting over the performance period for the 2012 award.
(8)	As discussed above, the amounts actually payable to the NEOs pursuant to the change-in-control agreement (and the amounts actually payable to Mr. Cooper pursuant to his employment agreement) are subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options, performance shares, and restricted stock is based on a time-based formula and is different than the method described in footnotes (4) above.

Equity Compensation Plan Information
(as of December 28, 2012)

			Number of securities
			remaining available for
			future issuance under
			equity compensation
	Number of securities to	Weighted-average	plans (excluding
	be issued upon exercise	exercise price of	securities reflected in the
Plan category	of outstanding options	outstanding options	first column)
Equity compensation plans
approved by security holders (1)	639,291	$16.91	1,301,442
Employee stock purchase plans
approved by security holders (2)	—	—	779,012
	639,291		2,080,454
____________________

(1)

Equity compensation plans approved by security holders include the following:

1996 TrueBlue, Inc. Employee Stock Option and Incentive Plan. This plan applies to directors, officers, and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock based awards. Outstanding stock options as of the fiscal year end are listed in the table above. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units and stock appreciation rights. The total number of shares authorized under this plan is 6,000,000 shares. As of December 28, 2012 there were 1,301,442 shares available for future issuance under this plan. There were 1,395,459 restricted shares and performance share units outstanding as of December 28, 2012. Outstanding stock options as of the fiscal year end are listed in the table above. All future stock compensation awards will be awarded from this plan.

(2)

Employee stock purchase plans approved by security holders include the following:

2010 TrueBlue Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of December 28, 2012, there were 779,012 shares available for future issuance under this plan. On May 12, 2010, shareholders approved the Company’s 2010 Employee Stock Purchase Plan. No further awards were made pursuant to the 1996 Employee Stock Purchase Plan after the shareholder approval of the 2010 Employee Stock Purchase Plan.

PROPOSAL 3. APPROVAL OF AMENDMENTS TO THE COMPANY'S
AMENDED AND RESTATED 2005 LONG-TERM EQUITY INCENTIVE PLAN

Introduction and Summary of Proposed Amendments

     The Company currently maintains the Amended and Restated TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan, (the “Current Plan”), which our shareholders approved on May 18, 2005, and amended and restated on May 12, 2010. Under the Current Plan, the Company has reserved a number of shares of the Company's common stock (“Common Stock”) for issuance to employees, officers, directors and consultants in the form of stock options, shares of Common Stock, shares of restricted Common Stock, restricted stock units and stock appreciation rights (“SARs”).

     The purposes of the Current Plan are to (i) attract and retain talented employees, officers, directors and consultants and (ii) promote the growth and success of our business by aligning the long-term interests of employees, officers, directors and consultants with those of our shareholders by providing an opportunity to acquire an interest in our business, and by providing rewards for exceptional performance and long-term incentives for future contributions to our success.

     In order to provide a sufficient pool of equity for the Company to attract and retain talent over the next several years, the Company intends to adopt, subject to shareholder approval, additional amendments to the Current Plan that would increase the number of authorized shares of Common Stock to the pool of shares available for awards and make certain other amendments, including:

  increase the number of authorized shares of Common Stock by 1,950,000;
  extend the term of the Current Plan; and
  re-approve the applicable performance criteria and individual award limit for section 162(m) of the Code.

     For the purposes of this proposal, we refer the Current Plan as proposed to be amended as the "Amended Plan."

Plan Features and Grant Practices That Protect Shareholder Interests

     The Amended Plan and the Company's grant practices include a number of features intended to protect the interests of the Company's shareholders:

  The plan is administered by the Compensation Committee, a committee composed entirely of independent directors.
  The plan includes a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
  The potential dilution (current number of shares available for grant plus shares granted and outstanding divided by the total number of common shares outstanding), after giving effect to the proposed 1,950,000 share increase, is approximately 11%.
  The Compensation Committee continues to control the dilutive effect of equity issued under the plan by controlling the number of shares issued on an annual basis (run-rate). In recent years, the 3 year average annual share usage of actual shares has been less than 2.3% of the Company's issued and outstanding shares.
  The Compensation Committee has recently implemented the use of performance share units for awards to executives, which awards will only vest if certain Company performance measures are achieved (see Compensation Discussion and Analysis above for further information).
  The Company has adopted stock ownership guidelines for directors and executive officers that require them to retain a certain amount of shares of Common Stock (see Compensation Discussion and Analysis below for further information).
  The Amended Plan prohibits the Company from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation of grants (such a practice is an example of a “liberal share counting” provision that is disfavored by many institutional investors). The only shares that are re-used in the Amended Plan are for awards that have been canceled, forfeited, expired or for awards settled in cash.
  The exercise price of options awarded must be at least 100% of the fair market value on the date of the award.
  Awards may not be re-priced without shareholder approval.
  All of the Company's current equity compensation grants are made under a shareholder approved plan.

          The Current Plan was last approved by shareholders in 2010 with an approval rating of over 76%. Additional information on the Current Plan and grant practices can be found elsewhere in this proxy statement under the headings “Compensation Discussion and Analysis,” “Executive Compensation,” “Equity Compensation Plan Information,” and in Note 10 to the financial statements contained in our 2012 annual report on Form 10-K.

          Plan Benefits Table. Because awards made under the Amended Plan are discretionary, awards are generally not determinable at this time. Under the heading "Equity Compensation Plan Information" above in this proxy statement, we have provided information about shares of Common Stock that may be issued under equity compensation plans as of December 28, 2012.

Summary of the Amended Plan

          The following is a summary of the material terms of the Amended Plan. The following is a summary only and is qualified in its entirety by reference to the Amended Plan document. A copy of the Amended Plan, restated to include the amendments that will be made if this Proposal 3 is approved, is attached to this proxy statement as Exhibit A.

          Administration. As under the Current Plan, the Compensation Committee (the “Committee”) will administer the Amended Plan. The Committee will have authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended Plan. In addition the Committee has the authority to interpret the Amended Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to the one or more subcommittees consisting of members of the Committee or other independent directors.

          Eligible Participants. Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company is eligible to be selected to receive awards under the Amended Plan. As of the date of this proxy statement, approximately 2,300 employees, officers and directors would be eligible as a class to be selected to receive awards under the Amended Plan.

          Shares Available for Awards. The aggregate number of shares of the Common Stock that may be issued as awards under the current Current Plan is 6,000,000 shares, which includes shares of Common Stock that were available for issuance under the Company's formerly-used stock incentive plans and the additional shares approved by shareholders on May 12, 2010. As of February 22, 2013, approximately 881,194 shares remained available for issuance under the Current Plan. Under the Amended Plan, there would be added an additional 1,950,000 shares of Common Stock, such that the total available number of shares available for issuance after the Amended Plan is approved will be approximately 2,831,194. The maximum aggregate number of shares of Common Stock that may be issued over the life of the Amended Plan is 7,950,000, subject to adjustment as set forth below. The aggregate number of shares of Common Stock that may be granted to any one participant in any one year under the Amended Plan is 1 million. The maximum aggregate number of shares of Common Stock that may be granted as incentive stock options is 4 million. As under the Current Plan, the Committee may adjust the aggregate number of shares reserved for issuance under the Amended Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended Plan.

          Under the Current Plan, as of February 22, 2013, there were 2,060,781 granted and outstanding shares. This total of granted and outstanding shares was made up of: 473,825 outstanding stock options; 660,352 outstanding restricted shares; 882,913 outstanding performance shares; and 43,691 restricted stock units. The outstanding stock options had a weighted average exercise price of $16.22 and a weighted average remaining term of 2 years. As of February 22, 2013, the closing price per share of the Common Stock was $18.93.

          If any shares of Common Stock related to an award granted under one of the Company's formerly used stock incentive plans or the Amended Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the Amended Plan. A provision of the Current Plan is included in the Amended Plan to prohibit the re-granting of shares of Common Stock that are used to pay option exercise prices or withheld to pay taxes on awards. The aggregate number of shares of Common Stock that may be issued under the Amended Plan are reduced by one share for each option or share delivered.

          Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price (which may not be less than the fair market value of the underlying shares on the date of grant) during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in shares of our Common Stock.

          Restricted Stock, Performance Share Units and Restricted Stock Units. The holder of restricted stock will own shares of Common Stock subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of performance share units will have the right, subject to any restrictions or performance requirements imposed by the Committee, to receive shares of Common Stock at some future dates determined by the Committee, provided that the performance requirements have been satisfied. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

          Stock Appreciation Rights. Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a payment (in cash, Common Stock or both) equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive (in cash, Common Stock or both) the excess of the fair market value (on the exercise date) over the exercise price for such shares.

          Internal Revenue Code Section 162(m). Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to the principal executive officer or any of the three most highly compensated officers other than the principal executive officer or principal financial officer, referred to as the “covered individuals.” This limitation does not apply, however, to “qualified performance-based compensation.” Because stock options or SARs granted under the Amended Plan must have an exercise price equal to at least the fair market value at the date of grant, they are granted to covered individuals by the Committee consisting of at least two outside directors, and the Amended Plan limits the number of shares that may be the subject of awards granted to any key associate during any calendar year, compensation from the exercise of stock options or SARs should be treated as “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

          In addition, the Amended Plan authorizes the Committee to make awards of restricted stock shares or restricted stock units that are conditioned on the satisfaction of performance criteria. For those awards intended to meet the requirements of the “qualified performance-based compensation” exception to Section 162(m), the Committee must establish the applicable performance conditions prior to or within a specified period after the start of the applicable performance period. The Committee may select from the following performance criteria for this purpose:

cash flow	return on assets or net assets	return on operating revenue
earnings per share	revenue	return on invested capital
earnings before interest, taxes, and	revenue growth	market price
amortization	earnings growth	brand recognition
return on equity	operating income	customer satisfaction
total shareholder return	operating profit	operating efficiency
share price performance	profit margin	productivity
return on capital

          Any of the above performance criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

          The performance conditions will be stated in the form of an objective, non-discretionary formula, and the Committee will certify the attainment of those performance conditions prior to any payment or distributions with respect to awards. So that options and SARs granted under the Amended Plan qualify for the exclusion for performance-based compensation, and to permit the Committee to grant other awards under the Amended Plan that are intended to qualify for the exclusion, the Amended Plan is being submitted to the Company's shareholders for approval. A vote in favor of approving the Amended Plan will be a vote approving all the material terms and conditions of the plan for purposes of the performance-based exemption under Section 162 (m) as described above.

          Termination of Employment. Unless otherwise provided in the applicable award agreement or any severance agreement, vested options granted under the Amended Plan will expire, terminate or otherwise be forfeited as follows:

  ninety (90) days after the date of termination of a participant's employment, other than in the circumstances described below;
  immediately upon termination of a participant for cause (as may be defined in a subplan or award agreement);
  twelve (12) months after the date on which a participant suffers Disability (as defined in the Amended and Restated 2005 Plan); or
  twelve (12) months after the death of a participant if such participant's employment had not previously been terminated.

          Duration, Termination and Amendment. The Amended Plan will terminate on the tenth anniversary of the date the Company's shareholders approve the plan, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company's shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Amended Plan prior to the expiration may extend beyond the end of such period through the award's normal expiration date.

          The Board and the Committee may generally amend or terminate the Amended Plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Code, the rules of NYSE, or rules of the SEC. The Board or the Committee has specific authority to amend the Amended Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the Amended Plan or any award agreement.

          Prohibition on Repricing Awards. Without the approval of the Company's shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

          Transferability of Awards. Unless otherwise provided by the Committee, awards under the Amended Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose.

          Federal Income Tax Consequences. The federal income tax consequences of awards under the Amended Plan to the Company and the Company's employees, officers, directors, and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Amended Plan.

          Under Section 409A of the Code, recipients of certain equity compensation awards (including certain types of stock appreciation rights and restricted stock units) may be subject to a burdensome taxation regime. If Section 409A were to apply to awards under the Amended Plan, the affected participants may be required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the discussion below and to pay substantial penalties. The Amended Plan, however, is designed to provide for awards that are either not covered by Section 409A or, if covered, comply with Section 409A.

          Options. Options granted under the Amended Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a nonqualified stock option.

          Incentive Stock Options. If an option granted under the Amended Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be entitled to a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

          If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date the option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

          If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income.) The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.

          The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

          In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of the stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

          Nonqualified Stock Options. Nonqualified stock options granted under the Amended Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

          The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

          In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

          Restricted Stock and Restricted Stock Units. Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested, unless the holder made a valid "Section 83(b) election" at the time of grant. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock.

          In the case of restricted stock units, the holder will recognize ordinary compensation income at the time the stock is received equal to the excess of value of the stock on the date of receipt over any amount paid by the holder in exchange for stock. If the holder of a restricted stock unit receives the cash equivalent of the stock issuable under the restricted stock unit in lieu of actually receiving the stock, the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. In the case of both restricted stock and restricted stock units, the income recognized by the holder will generally be subject to U.S. income tax withholding and employment taxes.

          In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock or a restricted stock unit, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

          Stock Appreciation Rights. As discussed above, the Company may grant either stand-alone SARs or tandem SARs under the Amended Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.

          With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

          With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to stand-alone SARs. If the holder elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

          The income recognized by the holder of a stand-alone SAR or tandem SAR will generally be subject to U.S. income tax withholding and employment taxes.

          In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs or tandem SARs. However, upon the exercise of either a stand-alone SAR or a tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED 2005 LONG-TERM EQUITY COMPENSATION PLAN.

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 27, 2013. Representatives of Deloitte & Touche LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2013, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification. Proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interests of the Company. Please see the sections below labeled “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm" and “Fees Paid to Independent Registered Public Accountant for Fiscal Years 2011 and 2012” for more information on the Company’s relationship with Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2011 and 2012

     Deloitte & Touche LLP (“Deloitte”) was the independent registered public accounting firm that audited the Company’s consolidated financial statements for the fiscal years ending December 30, 2011, and December 28, 2012. Services provided to the Company and its subsidiaries by Deloitte in fiscal 2011 and 2012, are described in the following table:

	2011	2012
Audit fees: (1)	$1,026,826	$1,160,771
Audit-related fees: (2)	–	$8,740
Tax fees: (3)	–	–
All other fees: (4)	$181,498	$2,405
____________________

(1)	Audit fees for the 2011 and 2012 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and other assistance required to complete the year-end audit of the consolidated financial statements.
(2)	All audit-related fees are for other SEC filings including consents, comfort letters and shelf-registrations.
(3)	Tax fees could include consultation on tax compliance, tax advice, and tax planning. The Company paid no such fees in 2011 or 2012.
(4)	All other fees for the 2011 and 2012 fiscal years include subscriptions to accounting research services and other projects.

     The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 15, 2013, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as an NEO of the Company pursuant to Item 402 of Regulation S-K; and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 15, 2013, the Company had no other classes of outstanding equity securities.

		Amount and Nature of
		Beneficial Ownership
		(Number of Shares)	Percent of
Name & Address of Beneficial Owner**	Title of Class	(1)	Class
Steven C. Cooper (2)	Common Stock	285,631	*
William W. Steele (3)	Common Stock	121,929	*
Joseph P. Sambataro (4)	Common Stock	110,716	*
Wayne W. Larkin (5)	Common Stock	91,053	*
Derrek L. Gafford (6)	Common Stock	89,741	*
James E. Defebaugh (7)	Common Stock	79,079	*
Kimberly A. Cannon	Common Stock	35,345	*
Thomas E. McChesney (8)	Common Stock	34,203	*
Craig Tall (9)	Common Stock	29,842	*
Gates McKibbin (10)	Common Stock	28,700	*
Jeffrey B. Sakaguchi	Common Stock	23,769	*
Bonnie W. Soodik	Common Stock	7,977	*
All executive officers and directors as a
group (12 individuals)	Common Stock	937,985	2%
Royce & Associates, LLC (11)	Common Stock	4,788,081	12%
Bank of New York Mellon Corporation (12)	Common Stock	4,424,463	11%
BlackRock, Inc. (13)	Common Stock	3,110,438	8%
Toqueville Asset (14)	Common Stock	2,194,230	6%
Artisan Partners Holdings, LP (15)	Common Stock	2,027,888	5%
____________________

(1)	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes: (i) shares held outright, shares held under the Company's employee stock purchase plan, and restricted shares; (ii) share units held under the Company's 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 15, 2013.
(2)	Includes 132,108 shares held outright, 6,192 shares held under the 401(k) plan and options for 147,331 shares.
(3)	Includes 114,429 shares held outright and options for 7,500 shares.
(4)	Includes 98,857 shares held outright and options for 11,859 shares.
(5)	Includes 45,810 shares held outright, 423 shares held under the 401(k) plan and options for 44,820 shares.
(6)	Includes 60,651 shares held outright, 5,090 shares held under the 401(k) plan and options for 24,000 shares.
(7)	Includes 48,904 shares held outright, 3,775 shares held under the 401(k) plan and options for 26,400 shares.
(8)	Includes 17,703 shares held outright, 9,000 shares held indirectly in IRAs and options for 7,500 shares.
(9)	Includes 17,971 shares held outright and 11,871 shares held indirectly by Two Daughters, LLC.
(10)	Includes 15,687 shares held outright and options for 13,013 shares.
(11)	Information provided is based solely on a Schedule 13G dated January 23, 2013, filed on behalf of Royce & Associates, LLC and its subsidiaries. Royce & Associates, LLC has sole voting and sole dispositive power of 4,788,081 shares. The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York, 10151.

(12)	Information provided is based solely on a Schedule 13G dated December 12, 2012, filed on behalf of The Bank of New York Mellon Corporation. The Bank of New York Mellon Corporation has sole voting and sole dispositive power of 4,424,463 shares. The business address of The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.
(13)	Information provided is based solely on a Schedule 13G dated July 10, 2012, filed on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting and sole dispositive power of 3,110,438 shares. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.
(14)	Information provided is based solely on a Schedule 13G dated January 31, 2013, filed on behalf of Tocqueville Asset Management, LP. Tocqueville Asset Management, LP has sole voting and sole dispositive power of 2,194,230 shares. The business address of Tocqueville Asset Management, LP is 40 West 57th Street, 19th Floor, New York, New York 10019.
(15)	Information provided is based solely on a Schedule 13G dated August 31, 2012, filed on behalf of Artisan Partners Holdings, LP. Artisan Partners Holdings, LP has sole voting and sole dispositive power of 2,027,888 shares. The business address of Artisan Partners Holdings, LP is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

*	Less than 1%.
**	The address of the NEOs and directors is c/o TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402.

OTHER BUSINESS

     We do not intend to bring any other business before the Meeting, and, so far as we know, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the discretion of the proxies.

FORM 10-K REPORT AVAILABLE

     A copy of the Company’s annual report on Form 10-K, as filed with the SEC, will be furnished without charge to shareholders upon request to Chief Financial Officer, TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402; telephone: (253) 383-9101.

TRUEBLUE, INC.
By Order of the Board of Directors

James E. Defebaugh
Secretary

/s/ James E. Defebaugh

Tacoma, Washington
March 28, 2013

EXHIBIT A
TRUEBLUE, INC.
2005 LONG-TERM EQUITY INCENTIVE PLAN
(Effective May 18, 2005 and Amended and Restated effective May 12, 2010 and May 15, 2013)

     1. Purposes of the Plan. The purposes of this Plan are to further the growth, development and financial success of the Company by attracting and retaining the most talented Employees, Consultants and Directors available, and by aligning the long-term interests of Employees, Consultants and Directors with those of the shareholders by providing an opportunity to acquire an ownership interest in the Company and by providing both performance rewards and long-term incentives for future contributions to the success of the Company.

     The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Share Units, Restricted Stock Units or Stock Appreciation Rights, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan and Award Agreement, such as continued employment or satisfaction of performance criteria.

     This Plan will serve as a framework for the Committee to establish sub-plans or procedures governing the grants to Employees, Directors, Consultants and Employees working for the Company outside of the United States. The awards granted under the Former Plans shall continue to be administered under the Former Plans until such time as those options are exercised, expire or become unexercisable for any reason.

     This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, with such compliance coming in large part by Awards not constituting deferred compensation that is subject to 409A (and thus such Awards being excepted from the requirements of 409A), and the Plan will be interpreted and administered accordingly.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, and SARs.

     (b) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

     (c) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

     (d) “Board” shall mean the Board of Directors of the Company.

     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

     (f) “Committee” shall mean the Compensation Committee appointed by the Board, which at all times shall consist of two (2) or more members of the Board, each of whom must qualify as an Independent Director.

     (g) “Common Stock” shall mean the common stock of the Company, no par value per share.

     (h) “Company” shall mean TrueBlue, Inc., a Washington corporation and any successor thereto.

     (i) “Consultant” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

     (j) “Continuous Status as a Participant” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, the absence of any interruption or termination of service as a Director, and (iii) for Consultants, the absence of any interruption, expiration or termination of such person's consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person's Award Agreement. Continuous Status as a Participant shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time while such individual remains an Employee or has a right to reemployment as an Employee, and (B) for a Consultant, in the case of any temporary interruption in such person's availability to provide services to the Company which has been authorized in writing by a vice president of the Company prior to its commencement.

     (k) “Director” shall mean a member of the Board.

     (l) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall mean a ”permanent and total disability” as the term is defined for purposes of Section 22(e)(3) of the Code.

     (m) “Effective Date” shall mean May 18, 2005, the date on which the Company's shareholders approved this Plan in accordance with applicable NYSE rules.

     (n) “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U. S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

     (o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     (p) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

     (q) “Fair Market Value” shall mean the closing price per share of the Common Stock on the NYSE as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NYSE shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company's principal exchange or quotation system.

     (r) “FAS 123” shall mean Statement of Financial Accounting Standard 123, “Accounting for Stock-based Compensation,” as promulgated by the Financial Accounting Standards Board.

     (s) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

     (t) “Former Plans” shall mean collectively the 1996 Labor Ready Employee Stock Option and Incentive Plan and the Labor Ready, Inc. 2000 Stock Option Plan.

     (u) “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (v) “Independent Director” shall mean a Director who: (1) meets the independence requirements of the NYSE, or if the NYSE shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company's principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

     (w) “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

     (x) “NYSE” shall mean the New York Stock Exchange.

     (y) “Non-Employee Director” shall mean a Director who is not an Employee.

     (z) “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

     (aa) “Option” shall mean a stock option granted pursuant to Section 7 of the Plan.

     (ab) “Option Price” shall mean the per share purchase price of a Share purchased pursuant to an Option.

     (ac) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (ad) “Participant” shall mean an Employee, Director or Consultant.

     (ae) “Performance Criteria” shall have the meaning set forth in Section 8(c).

     (af) “Plan” shall mean this TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan, including any amendments thereto and restatements thereof.

     (ag) “Reprice” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means or any action that would be considered a repricing with the meaning of U.S. Generally Accepted Accounting Principles or a NYSE rule.

     (ah) “Restricted Stock” shall mean a grant of Shares pursuant to Section 8 of the Plan.

     (ai) “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 8 of the Plan.

     (aj) “SAR” shall mean a stock appreciation right awarded pursuant to Section 9 of the Plan.

     (ak) “SEC” shall mean the Securities and Exchange Commission.

     (al) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 4 of the Plan.

     (am) “Stand-Alone SARs” shall have the meaning set forth in Section 9(c) of the Plan.

     (an) “Subcommittee” shall have the meaning set forth in Section 5(d).

     (ao) “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise, provided that the Company is an “eligible issuer of service recipient stock” as defined in the Treasury regulations under Code Section 409A with respect to Employees, Directors or Consultants of any such entity described in this subpart (2).

     (ap) “Tandem SARs” shall have the meaning set forth in Section 9(a) of the Plan.

     (aq) “Ten Percent Shareholder” shall mean a person or entity who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

     3. Shares Subject to the Plan.

     (a) Reservation of Shares. The original maximum aggregate number of shares of Common Stock reserved under the Plan was Five Million Five Hundred Thousand (5,500,000) Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). These original shares consisted of reserved shares of Common Stock that were not subject to a grant or as to which the option award granted has been forfeited under the Former Plans and an additional Four Million Six Hundred Fifty Thousand (4,650,000) Shares of Common Stock. On May 12, 2010, an additional Five-Hundred Thousand (500,000) shares of Common Stock were approved by Shareholders and reserved under the Plan. As of May 15, 2013, subject to shareholder approval, an additional One Million Nine Hundred Fifty Thousand (1,950,000) shares are reserved under the Plan, the maximum aggregate number of Shares which may be awarded and delivered under the Plan shall not exceed Seven Million Nine Hundred Fifty Thousand (7,950,000) Shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). The maximum number of shares which may be granted as Incentive Stock Options under the Plan shall not exceed Four Million (4,000,000) Shares. The number of Shares, underlying an Award not issued as a result of any of the following actions, shall again be available for issuance under the Plan: (i) a payout of a Non-Tandem SAR, or a performance-based Restricted Stock Unit in the form of cash; or (ii) a cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award. Notwithstanding the foregoing sentence, any Shares of Common Stock that are (A) tendered in payment of an Option exercise price; (B) withheld by the Company to satisfy any tax withholding obligation; or (C) repurchased by the Company with Option exercise proceeds shall be considered issued pursuant to the Plan and shall not be added to the maximum number of Shares that may be issued under the Plan. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plans as of the Effective Date that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plans, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

     (b) Substitutions and Assumptions. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder and will not cause such Awards to be treated as deferred compensation that is subject to Code Section 409A. The number of Shares reserved pursuant to Section 3(a) may be increased by a corresponding number of Awards assumed and, in the case of substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

     (c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     4. Adjustments to Shares Subject to the Plan. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the Maximum Annual Participant Award, provided such adjustments do not cause an Award to be treated as deferred compensation that is subject to Code Section 409A. The Committee may also make adjustments described in the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 4, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. The Committee in its discretion may provide holders of Restricted Stock or Restricted Stock Units a dividend equivalent right with respect to the Shares the Participant shall be entitled to receive or purchase. For purposes of this Section 4, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

     Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

     5. Plan Administration.

     (a) Authority. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee's power to administer the Plan, and actions the Committee takes under the Plan, shall be consistent with the provisions set forth in the Committee's charter, as such charter may be amended from time to time.

     (b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

     (i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and SARs to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price (subject to Section 7(b) of the Code), and to modify or amend each Award, with the consent of the Participant when required;
     (ii) to determine the Participants to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;
     (iii) to construe and interpret the Plan, the Awards granted hereunder and any Award Agreement;
     (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;
     (v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;
     (vi) to accelerate or defer (with the consent of the Participant) the exercise or vesting date of any Award that is an Option or SAR, provided any deferred date is not later than the original expiration date of such Option or SAR;
     (vii) to accelerate the vesting date of any Award that is Restricted Stock or Restricted Stock Units;
     (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;
     (ix) to establish subplans, procedures or guidelines for the grant of Awards to Employees, Directors and Consultants;
     (x) to authorize the cancellation, forfeiture or suspension of an Award; and
     (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan;

          Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 4.

     (c) Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final, conclusive and binding on all Participants, the Company, any shareholder and all other persons.

     (d) Delegation and Administration. Consistent with the Committee's charter, as such charter may be amended from time to time, the Committee may delegate to one or more subcommittees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”) the administration of the Plan, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     6. General Eligibility.

     (a) Awards. Awards may be granted to Participants who are Employees, Directors or Consultants, provided however that Incentive Stock Options may only be granted to Employees.

     (b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 1 million shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

     (c) No Employment/Service Rights. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person's services at any time for any reason, with or without cause (as such term is defined in a Company subplan or an Award Agreement, as applicable).

     7. Grant, Terms and Conditions of Options.

     (a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding the foregoing, if an Option is not designated as an Incentive Stock Option, such Option will be deemed to be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted.

     (b) Option Price. The per Share exercise price under an Incentive Stock Option (i) granted to a Ten Percent Shareholder, shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (ii) granted to any other Participant, shall be no less than 100% of the Fair Market Value per Share on the date of grant. The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Term of Options. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant. The term of all Nonqualified Options shall be seven (7) years unless otherwise provided by the Committee in its discretion.

     (d) Vesting. To the extent Options vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such Options shall cease to vest upon the earlier of a Participant's Disability or termination of such Participant's Continuous Status as a Participant (other than upon a Participant's death), and (ii) such Options shall immediately vest in full upon a Participant's death.

     (e) Substitution of SARs for Options. Notwithstanding the foregoing, if the Company is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor or other standard), the Committee shall have the sole discretion to substitute without receiving Participants' permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the exercise price of the Options.

     (f) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as shall be permissible under the terms of the Plan. No fractional Shares may be issued or delivered pursuant to the Plan or any Award.

     8. Grant, Terms and Conditions of Stock Awards.

     (a) Designation. Restricted Stock or Restricted Stock Units may be granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 4. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 10(b) of the Code. The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

     (b) Restrictions. Subject to Section 8(c), the Committee may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.

     (c) Performance Criteria. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) cash flow; (ii) earnings per share; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) revenue growth; (xi) earnings growth; (xii) operating income; (xiii) operating profit; (xiv) profit margin; (xv) return on operating revenue; (xvi) return on invested capital; (xvii) market price; (xviii) brand recognition; (xix) customer satisfaction; (xx) operating efficiency; or (xxi) productivity. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company. Each such Performance Criteria may be determined on an absolute basis or may be determined relative to the Company's peers or applicable indices. To the extent consistent with the requirements of Code Section 162 (m), the Committee may determine at the time that goals under this Section 8 are established, the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company's financial statements or other SEC filings).

     (d) Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or the termination of Restricted Stock Units upon cessation of a Participant's Continuous Status as a Participant, and the Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death. To the extent that the Participant purchased the Shares granted under any such Restricted Stock award and any such Shares remain non-vested at the time of cessation of a Participant's Continuous Status as a Participant, the cessation of Participant's Continuous Status as a Participant shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant. Non-vested Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death.

     9. Grant, Terms and Conditions of SARs.

     (a) Grants. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights consisting of SARs with underlying Options (“Tandem SARs”) and stand-alone stock appreciation rights consisting of SARs not tied to underlying Options (“Stand-Alone SARs”). The term of a SAR shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

     (b) Tandem SARs.

     i. Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

     ii. No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 9(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

     iii. If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

          (c) Stand-Alone SARs.

     i. A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 7 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

     ii. The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

     iii. The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

     (d) Vesting. To the extent SARs vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such SARs shall cease to vest upon the earlier of a Participant's Disability or termination of such Participant's Continuous Status as a Participant (other than upon a Participant's death), and (ii) such SARs shall immediately vest in full upon a Participant's death.

     10. Procedure for Exercise; Payments under Awards; Rights as a Shareholder.

     (a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under the terms of this Plan. The Company shall issue (or cause to be issued) such share certificate promptly after the exercise of the Award or, in the case of Restricted Stock Units, after the Participant has vested in such Restricted Stock Units and otherwise become entitled to Shares in connection with such Restricted Stock Units. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 7(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 4 of the Plan. In no event shall cash be paid or Shares issued to a Participant with respect to an Award of the Participant later than March 15 of the calendar year immediately following the calendar year in which the Participant became vested in and otherwise entitled to such cash or Shares.

     (b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including a method of payment, shall be determined by the Committee at the time of settlement, and which forms may include: (i) check; (ii) wire transfer; (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time; and (iv) a request that the Company or a designated brokerage firm conduct a cashless exercise of the Option. Shares used to pay the Option Price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate Option Price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

     (c) Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award (provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law) or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

     (d) Shareholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

     (e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

     11. Expiration of Awards.

     (a) Expiration, Termination or Forfeiture of Awards. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

     (i) ninety (90) days after the date of termination of a Participant's Continuous Status as a Participant other than in circumstances covered by (ii), (iii), (iv) or (v) below;

     (ii) immediately upon termination of a Participant's Continuous Status as a Participant for cause (as defined in a Company subplan or Award Agreement, as applicable);

     (iii) twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability; and

     (iv) twelve (12) months after the date of the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of his or her death.

     (b) Extension of Term. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Options or SARs other than an Incentive Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Award would have expired or been forfeited if there had been no termination of the Employee's Continuous Status as a Participant).

     12. Term, Amendment and Termination of the Plan.

     (a) Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the 2013 Amendment Date or until terminated under this Section 12 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 12(a).

     (b) Amendment and Termination. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of the NYSE or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

     (c) Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

     (d) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

     13. Shareholder Approval. The Plan, and any material amendment to the Plan, is subject to approval by the shareholders of the Company in accordance with applicable NYSE rules.

TrueBlue, Inc.
C/O Computershare
350 Indiana Street
Suite750
Golden, CO 80401

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The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	Steven C. Cooper	☐	☐	☐

1b.	Thomas E. McChesney	☐	☐	☐

1c.	Gates McKibbin	☐	☐	☐

1d.	Jeffrey B. Sakaguchi	☐	☐	☐

1e.	Joseph P. Sambataro, Jr	☐	☐	☐

1f.	Bonnie W. Soodik	☐	☐	☐

1g.	William W. Steele	☐	☐	☐

1h.	Craig E. Tall	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
		For	Against	Abstain
2.	Advisory vote approving executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		For	Against	Abstain
3.	Approval of amendments to the Company's Amended and Restated 2005 Long-Term Equity Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2013.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

TRUEBLUE, INC.

For Annual Meeting of the Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Sambataro, Jr. and James E. Defebaugh (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 15, 2013, at 1015 A Street, Tacoma, Washington, and at any adjournment thereof.

This proxy, when properly signed will be voted in the manner directed herein by the undersigned shareholder and with respect to any other business that may properly become before the meeting, in accordance with the discretion of the proxies. Unless otherwise specified herein, the Proxies, in their discretion, are further authorized to vote:

FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors);
FOR PROPOSAL 2 (advisory vote approving executive compensation);
FOR PROPOSAL 3 (amendment to the Amended and Restated 2005 Long-Term Equity Incentive Plan); and
FOR PROPOSAL 4 (ratification of selection of independent registered public accounting firm).

Continued and to be signed on reverse side